Exhibit 10.17

VENTURE LOAN AND SECURITY AGREEMENT
Dated as of October 28, 2016
(the “Effective Date”) by and among
HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation 312 Farmington Avenue Farmington, CT 06032 as a Lender and Collateral Agent	SILICON VALLEY BANK, a California corporation 3475 Piedmont Road, NE, Suite 560 Atlanta, GA 30305 as a Lender
And
vTv THERAPEUTICS INC., a Delaware corporation 4170 Mendenhall Oaks Pkwy. High Point, NC 27265 as Borrower Representative and a Co-Borrower	vTv THERAPEUTICS LLC, a Delaware limited liability company 4170 Mendenhall Oaks Pkwy. High Point, NC 27265 as a Co-Borrower

Loan A Commitment Amount: $6,250,000

Loan B Commitment Amount: $6,250,000

Loan C Commitment Amount: $3,750,000

Loan D Commitment Amount: $3,750,000

Loan E Commitment Amount: $2,500,000

Loan F Commitment Amount: $2,500,000

Loan A Commitment Termination Date:October [___], 2016

Loan B Commitment Termination Date:October [___], 2016

Loan C Commitment Termination Date:March 31, 2017

Loan D Commitment Termination Date:March 31, 2017

Loan E Commitment Termination Date:June 30, 2017

Loan F Commitment Termination Date:June 30, 2017

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Lenders, Collateral Agent and Co-Borrowers hereby agree as follows:

AGREEMENT

1.Definitions and Construction.

Definitions

. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means an agreement reasonably acceptable to Lenders which perfects via control Lender’s and Collateral Agent’s security interest in any Co-Borrower’s deposit accounts and/or securities accounts.

“Additional Warrants” means warrants issued to each Lender for the purchase of Borrower Representative’s Equity Securities, in an amount equal to six percent (6%) of the Loan E Commitment Amount or the Loan F Commitment Amount, as applicable, at a purchase price equal to the lower of (i) the volume weighted average price of Borrower Representative’s Equity Securities, as reported by the exchange on which such Equity Securities are traded, during the ten (10) trading day period immediately preceding the Funding Date of Loan E and Loan F or (ii) the closing price of a share of Borrower Representative’s Equity Securities, as reported by the exchange on which such Equity Securities are traded, on the day immediately preceding the Funding Date of Loan E and Loan F.

“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, joint venturers or partners.  For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” means this certain Venture Loan and Security Agreement by and among Co-Borrowers, Collateral Agent and Lenders dated as of the date on the cover page hereto (as it may from time to time be amended, modified or supplemented in a writing signed by Co-Borrowers, Collateral Agent and Lenders).

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to a Co-Borrower or any of its Subsidiaries by SVB or any of SVB’s Affiliates, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in SVB’s various agreements related thereto (each, a “Bank Services Agreement”).

“Borrower Representative” means the Borrower Representative as set forth on the cover page of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in New York, Connecticut or North Carolina.

“Capital Lease Obligations” means the obligations of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of any Co-Borrower to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than one or more Permitted Investors;

(2) the approval by the holders of capital stock of any Co-Borrower of any plan for the liquidation or dissolution of such Co-Borrower (whether or not otherwise in compliance with the provisions of this Agreement); or

(3) any Person or Group (other than one or more Permitted Investors) shall “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, shares representing more than 49% of the aggregate voting power represented by the issued and outstanding capital stock of any Co-Borrower entitled under ordinary circumstances to elect a majority of the directors of such Co-Borrower; it being understood that if any such Person or Group includes one or more Permitted Investors, shares of capital stock of such Co-Borrower directly or indirectly owned by the Permitted Investors that are part of such Person or Group shall not be treated as being owned by such Person or Group for purposes of determining whether this clause (3) is triggered.

Notwithstanding the foregoing: (A) a transaction that is otherwise permitted by the terms of this Agreement in which any Co-Borrower becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not  constitute a Change of Control under clause (3) of this definition if (a) the equityholders of such Co-Borrower immediately prior to such transaction ‘‘beneficially own’’ (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of such Co-Borrower prior to such transaction or (b) immediately following the consummation of such transaction, no ‘‘person’’ (as such term is defined above), other than a Permitted Investor or the New Parent, ‘‘beneficially owns’’ (as such term is defined above), directly or indirectly through one or more intermediaries, more than 49% of the voting power of the outstanding voting stock of such Co-Borrower or the New Parent; (B) any holding company whose only significant asset is equity interests of such Co-Borrower or a Parent Company shall not itself be considered a ‘‘person’’ or ‘‘group’’ for purposes of this definition; (C) the transfer of assets  between or among the Co-Borrowers shall not itself constitute a Change of Control; (D) the term ‘‘Change of Control’’ shall not include a merger or consolidation of any Co-Borrower with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of such Co-Borrower to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Co-Borrower in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (E) a ‘‘person’’ or ‘‘group’’ shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Claim” has the meaning given such term in Section 10.3 of this Agreement.

“Co-Borrower” means a Co-Borrower as set forth on the cover page of this Agreement, and “Co-Borrowers” means all such Co-Borrowers collectively.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of New York, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

“Collateral” has the meaning given such term in Section 4.1 of this Agreement.

“Collateral Agent” means Horizon, or any successor collateral agent appointed by Lenders.

“Commitment Amount” means the Loan A Commitment Amount, the Loan B Commitment Amount, the Loan C Commitment Amount, the Loan D Commitment Amount, the Loan E Commitment Amount, or the Loan F Commitment Amount, as applicable.

“Commitment Fee” has the meaning given such term in Section 2.6(c) of this Agreement.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Default” means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to five percent (5%) over the Loan Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then‑prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Disclosure Schedule” means Exhibit A attached hereto.

“Eligible Assignee” has the meaning given such term in Section 12.1 of this Agreement.

“Environmental Laws” means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” has the meaning given to such term in Section 7.12 of this Agreement.

“Event of Default” has the meaning given to such term in Section 8 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender,(a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced any Loan Document), (b) U.S. federal withholding Taxes imposed on amounts payable to for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.4(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.4(c), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Lender” means the Lenders party to this Agreement as of the date hereof.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Certificate” means a certificate executed by a duly authorized Responsible Officer of Borrower Representative substantially in the form of Exhibit B-1 or such other form as Lenders may reasonably agree to accept.

“Funding Date” means any date on which a Loan is made to or on account of a Co-Borrower under this Agreement.

“FX Contract” is any foreign exchange contract by and between a Co-Borrower and SVB under which a Co-Borrower commits to purchase from or sell to SVB a specific amount of Foreign Currency on a specified date.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied; provided, however, that, with respect to the Co-Borrowers, items accounted for as operating leases under GAAP as in effect on the date such lease is entered into may be treated as operating leases for purposes of this definition irrespective of any change in GAAP that would otherwise re-characterize such operating leases as capital leases subsequent to such date (such change, as “GAAP Change”), provided, however, that in the event of a GAAP Change, Co-Borrowers shall provide Lenders with a schedule of all operating leases in effect as of the effective date of such GAAP Change.

“Good Faith Deposit” has the meaning given such term in Section 2.6(a) of this Agreement.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Horizon” means Horizon Technology Finance Corporation.

“Indebtedness” means, with respect to any Person, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all Capital Lease Obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person.

“Indemnified Person” has the meaning given such term in Section 10.3 of this Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), all present or future stamp, court or documentary, recording, filing, registration or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or the Liens created or secured under any Loan Document other than Taxes imposed as a result of a present or former connection between the Borrower and the jurisdiction imposing such Tax (other than connections arising from Borrower having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title and interest in and to patents, patent rights (and applications and registrations therefor and divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same), trademarks and service marks (and applications and registrations therefor and the goodwill associated therewith), whether registered or not, inventions, copyrights (including applications and registrations therefor and like protections in each work or authorship and derivative work thereof), whether published or unpublished, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, source code, object code, trade secrets, licenses, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by such Person and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of “goods” under the Code).

“Internal Revenue Code” has the meaning given such term in Section 5.19 of this Agreement.

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in any Person.  For the avoidance of doubt, advance payments under contracts for goods and services in the ordinary course of business shall not constitute Investments.

“Landlord Agreement” means an agreement substantially in the form provided by Lenders to Co-Borrowers or such other form as Lenders may reasonably agree to accept.

“Lender” means each Lender as set forth on the cover page of this Agreement and “Lenders” means all such Lenders.

“Lenders’ Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of each Lender’s reasonable attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all fees and costs incurred by any Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against any Co-Borrower, any Subsidiary or their respective Property.

“Letter of Credit” is a standby or commercial letter of credit issued by SVB upon request of a Co-Borrower based upon an application, guarantee, indemnity, or similar agreement.

“LIBOR Rate” means the one-month London Interbank Offered Rate or a comparable or successor rate as reported in the Wall Street Journal.

“Lien” means any voluntary or involuntary security interest, pledge, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

“Loan” means each advance of credit by a Lender to Co-Borrowers under this Agreement.

“Loan A” means the advance of credit by a Lender to Co-Borrowers under this Agreement in the Loan A Commitment Amount.

“Loan A Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan A Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan A Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Amortization Date” means the Payment Date on which any Co-Borrower is required, pursuant to Section 2.2 (a) below, to commence making equal payments of principal plus accrued interest on the outstanding principal amount of the Loans.

“Loan B” means the advance of credit by a Lender to Co-Borrowers under this Agreement in the Loan B Commitment Amount.

“Loan B Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan B Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan B Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan C” means the advance of credit by a Lender to Co-Borrowers under this Agreement in the Loan C Commitment Amount.

“Loan C Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan C Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan C Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan D” means the advance of credit by a Lender to Co-Borrowers under this Agreement in the Loan D Commitment Amount.

“Loan D Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan D Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan D Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Documents” means, collectively, this Agreement, the Notes, the Warrants, any Landlord Agreement, each Loan Payment/Advance Request Form, any Bank Services

Agreement, any Account Control Agreement and all other documents, instruments and agreements entered into in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan E” means the advance of credit by a Lender to Co-Borrowers under this Agreement in the Loan E Commitment Amount.

“Loan E Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan E Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan E Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan F” means the advance of credit by a Lender to Co-Borrowers under this Agreement in the Loan F Commitment Amount.

“Loan F Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan F Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan F Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Payment/Advance Request Form” is that certain form attached hereto as Exhibit B‑2.

“Loan Rate” means, with respect to each Loan, the per annum rate of interest equal to 10.50% plus the amount by which the LIBOR Rate (rounded to the nearest one hundredth percent) exceeds 0.50%. Notwithstanding the foregoing, in no event shall the Loan Rate be less than 10.50%.

“Mafco” means MacAndrews & Forbes Incorporated and its successors.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of any Co-Borrower  or any direct or indirect parent of such Co-Borrower, as the case may be, on the Effective Date  together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of such Co-Borrower or any direct or indirect parent of such Co-Borrower, as applicable, was approved by a vote of a majority of the directors of such Co-Borrower or any direct or indirect parent of such Co-Borrower, as applicable, then still in office who were either directors on the Effective Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of such Co-Borrower or any direct or indirect parent of such Co-Borrower, as applicable, hired at a time when the directors on the Effective Date together with the directors so approved constituted a majority of the directors of such Co-Borrower or any direct or indirect parent of such Co-Borrower, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), business, operations, or Properties of the Co-Borrowers and their Subsidiaries, taken as a whole, (b) the ability of the Co-Borrowers and their Subsidiaries, taken as a whole, to perform their Obligations under the Loan Documents, or (c) the prospect of repayment of any portion of the Obligations or (d) the perfection or priority of Collateral Agent’s or any Lender’s Lien in the Collateral or in the value of such Collateral.

“Maturity Date” means, with respect to each Loan, forty-two (42) months from the first day of the month next following the month in which the Funding Date for such Loan occurs, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.

“Note” means each promissory note executed in connection with a Loan in substantially the form of Exhibit C attached hereto.

“Obligations” means all debt, principal, interest, fees, charges, expenses and reasonable attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by any Co-Borrower to Collateral Agent or any Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents (other than the Warrants), or by any other agreement between Lenders and any Co-Borrower (other than the Warrants), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all Lenders’ Expenses.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate executed by a Responsible Officer substantially in the form of Exhibit E or such other form as Lenders may reasonably agree to accept.

“Payment Date” has the meaning given such term in Section 2.2(a) of this Agreement.

“Payroll Account” has the meaning given such term in Section 7.14 of this Agreement.

“Permitted Indebtedness” means and includes:

(a)Indebtedness of Co-Borrowers to Lenders under the Loan Documents;

(b)Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(c)Indebtedness of any Co-Borrower existing on the date hereof and set forth on the Disclosure Schedule;

(d)Indebtedness of a Co-Borrower secured by Liens permitted under clause (e) of the definition of Permitted Liens, up to an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) at any one time;

(e)Indebtedness of a Co-Borrower for Capital Lease Obligations incurred in the ordinary course of business up to an aggregate principal amount of One Million Dollars ($1,000,000) at any one time;

(f)Security deposits in favor of landlords and reimbursement obligations in connection with letters of credit in favor of landlords in the ordinary course of business in an amount not to exceed Five Hundred Thousand Dollars $500,000;

(g)Subordinated Debt incurred by any Co-Borrower provided that MacAndrews & Forbes Incorporated or any Affiliate thereof is the lender providing such Subordinated Debt;

(h)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under subsection (c) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon any Co-Borrower; and

(i)other unsecured Indebtedness aggregating not in excess of Five Hundred Thousand Dollars ($500,000) at any time.

“Permitted Investments” means and includes any of the following Investments as to which the Collateral Agent and each Lender have a perfected security interest:

(a)Deposits and deposit accounts with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

(b)Investments in marketable obligations issued or fully guaranteed by the United States, any state thereof or any agency thereof, and maturing not more than one (1) year from the date of issuance;

(c)Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

(d)Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(e)Investments by any Co-Borrower and Subsidiaries in their Subsidiaries outstanding on the date hereof;

(f)Investments consisting of loans made to employees for travel, relocation or other expenses in the ordinary course of business up to a maximum amount outstanding at any time of Fifty Thousand Dollars ($50,000);

(g)Investments by any Subsidiary in a Co-Borrower, or by a Co-Borrower in any Subsidiary that is a secured guarantor or Co-Borrower under the Agreement;

(h)Investments funded in their entirety by the issuance of Equity Securities provided that such issuance of Equity Securities is not otherwise prohibited under this Agreement; and

(i)other Investments aggregating not in excess of Five Hundred Thousand Dollars ($500,000) at any time.

“Permitted Investors” means (i) any Person included in the definition of Sponsor, and (ii) any Person included in the definition of Management Group.

“Permitted Liens” means and includes:

(a)the Liens created by this Agreement;

(b)Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral which in the aggregate is material to any Co-Borrower or the Co-Borrowers and their Subsidiaries, taken as a whole, and that such Co-Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of such Co-Borrower);

(c)Liens identified on the Disclosure Schedule;

(d)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to any Co-Borrower or the Co-Borrowers and their Subsidiaries, taken as a whole, and that such Co-Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of such Co-Borrower);

(e)Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) Capital Lease Obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower’s officers, directors or shareholders holding five percent (5%) or more of Borrower’s Equity Securities;

(f)Permitted Transfers;

(g)Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(h)Pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(i)Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Co-Borrowers; and leases or subleases of real property entered into in the ordinary course of business;

(j)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.6 or 8.9;

(k)Subject to Section 7.13, Liens in favor of financial institutions arising in connection with a Co-Borrower’s deposit or other accounts held at such institutions to secure standard fees for deposit or other services charged by, but not financing made available by, such institutions;

(l) Liens securing security deposits and reimbursement obligations in connection with letters of credit in favor of landlords in the ordinary course of business securing amounts not to exceed Five Hundred Thousand Dollars $(500,000);

(m)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and

(n) Liens not securing Indebtedness that attach to any Collateral in an aggregate outstanding amount to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate during the term of this Agreement.

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse or any ex-spouse, or any lineal or step-lineal descendant (including adopted descendants) or the spouses of any such descendants, (b) in the event of such Person’s incompetence or death, his estate and beneficiaries, and executors, administrators, committee or other personal representatives of such Person (collectively, such Person’s “heirs”), (c) any trust or other legal entity the primary beneficiary of which is such Person and/or such Person’s immediate family (including his or her spouse or any ex-spouse, or any lineal or step-lineal descendant (including adopted descendants) or the spouses of any such descendants) or such Person’s heirs and (d) any Person controlled (as defined in the definition of “Affiliate”), directly or indirectly, by any of the foregoing.

“Permitted Transfers” means and includes:

(a)non-exclusive licenses of Intellectual Property entered into in the ordinary course of business;

(b)exclusive licenses, sales, options agreements that once exercised create a binding obligation, evidenced by a Qualifying Term Sheet, to enter into an exclusive license or sale, co-development, co-commercialization, or other transfers of Intellectual Property of either Co-Borrower’s (i) glucokinase activator program, including the TTP399 drug compound, (ii) GLP1-R program, including the TTP273 drug compound, or (iii) receptor for advanced glycation endproducts program, including the TTP488 drug compound; and

(c)exclusive licenses, sales, options agreements that once exercised create a binding obligation, to enter an exclusive license or sale, co-development, co-commercialization, or other transfer of Intellectual Property for any of Co-Borrowers’ pre-clinical or Phase 1 programs, including, but not limited to, (i) PPAR-d program, including the HPP593 drug compound, (ii) PDE4 program, including the HPP737 drug compound, (iii) BACH1 program, including the HPP971 compound, or (iv) HexoKinase II Inhibitor program.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Qualifying Term Sheet” has the meaning given such term on Exhibit G to this Agreement.

“Responsible Officer” has the meaning given such term in Section 6.3 of this Agreement.

“Restricted License” means any license or other agreement with respect to which any Co-Borrower is the licensee and such license or agreement is material to the Co-Borrowers’ and their Subsidiaries’ business, taken as a whole, and (a) that prohibits or otherwise restricts any Co-Borrower from granting a security interest in such Co-Borrower’s interest in such license or agreement or any other property or (b) for which a default under or termination of could reasonably be expected to interfere with Collateral Agent’s or Lenders’ right to sell any Collateral.

“Rights to Payment” has the meaning given such term in Section 4.1 of this Agreement.

“Sanctions” means any economic or financial sanction administered or enforced by the United States Government (including, without limitation, OFAC and the United States Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement.

“Solvent” has the meaning given such term in Section 5.12 of this Agreement.

“Sponsor” means (a) Mafco, (b) each of Mafco’s direct and indirect Subsidiaries and Affiliates, (c) Ronald O. Perelman, (d) any of the directors or executive officers of Mafco or (e) any of their respective Permitted Transferees.

“Subordinated Debt” means Indebtedness (i) approved by Lenders, or (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Collateral Agent and Lenders and to the prior payment to Lenders of the Obligations, either (A) pursuant to a written subordination agreement approved by Lenders in their sole but reasonable discretion or (B) on terms otherwise approved by Lenders in their sole but reasonable discretion.

“Subsidiary” means any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned by any Co-Borrower directly or indirectly through Subsidiaries.

“SVB” means Silicon Valley Bank.

“Tax Distributions” has the meaning given such term in Section 7.6 of this Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transfer” has the meaning given such term in Section 7.5 of this Agreement.

“Warrant” means the separate warrant or warrants dated on or about the date hereof in favor of each Lender or its designees to purchase securities of Borrower Representative.

Construction

.  References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated.  References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time (subject, in the case of clauses (b) and (c), to any restrictions on such replacement, amendment, modification or supplement set forth in the Loan Documents).  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Whenever the word “or” is used in this Agreement, it shall not be construed to be limiting or exclusive. Unless the context requires otherwise, any reference in this Agreement or any other Loan Document to any Person shall be construed to include such Person’s successors and assigns.  Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, and all terms describing Collateral shall be construed in accordance with the Code. The terms and information set forth on the cover page of this Agreement are incorporated into this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents with the assistance of counsel and, in the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Loan Documents shall be construed as jointly drafted by the parties hereto and thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or any other Loan Document.

2.Loans; Repayment.

Commitments

.

(a)The Commitment Amounts.  Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Horizon agrees to lend to Co-Borrowers, prior to the Loan A Commitment Termination Date, Loan A, prior to the Loan C Commitment Termination Date, Loan C, and prior to the Loan E Commitment Termination Date, Loan E, and SVB agrees to lend to Co-Borrowers, prior to the Loan B Commitment Termination Date, Loan B, prior to the Loan D Commitment Termination Date, Loan D, and prior to the Loan F Commitment Termination Date, Loan F.

(b)The Loans and the Notes. The obligation of each Co-Borrower to repay the unpaid principal amount of and interest on each Loan shall be evidenced by a Note issued to the relevant Lender.

(c)Use of Proceeds.  The proceeds of each Loan shall be used solely for working capital or general corporate purposes of Co-Borrowers.

(d)Termination of Commitment to Lend.  Notwithstanding anything in the Loan Documents, each respective Lender’s obligation to lend the undisbursed portion of its

Commitment Amount to Co-Borrowers hereunder shall terminate on the earlier of (i) at such Lender’s sole election, the occurrence of any Default or Event of Default hereunder, and (ii) with respect to Loan A, the Loan A Commitment Termination Date, with respect to Loan B, the Loan B Commitment Termination Date, with respect to Loan C, the Loan C Commitment Termination Date, with respect to Loan D, the Loan D Commitment Termination Date, with respect to Loan E, the Loan E Commitment Termination Date, and with respect to Loan F, the Loan F Commitment Termination Date.  Notwithstanding the foregoing, each Lender’s obligation to lend the undisbursed portion of its Commitment Amount to Co-Borrowers shall terminate if, in such Lender’s sole, but reasonable, discretion, a Material Adverse Effect has occurred.

Payments

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(a)Scheduled Payments.  Each Co-Borrower shall make (i) a payment of accrued interest only to each applicable Lender on the outstanding principal amount of each Loan on the first eighteen (18) Payment Dates specified in the Note applicable to such Loan and (ii) an equal payment of principal plus accrued interest to each applicable Lender on the outstanding principal amount of the Loan on the next twenty-four (24) Payment Dates as set forth in the Note applicable to such Loan (collectively, the “Scheduled Payments”). Each Co-Borrower shall make such Scheduled Payments commencing on the date set forth in the Note applicable to such Loan and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date.  In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date applicable to each Loan.

(b)Interim Payment.  Unless the Funding Date for a Loan is the first day of a calendar month, each Co-Borrower shall pay the per diem interest (accruing at the Loan Rate from the Funding Date through the last day of that month) payable with respect to such Loan on the first Business Day of the next calendar month.

(c)Payment of Interest.  Each Co-Borrower shall pay interest on each Loan at a per annum rate of interest equal to the Loan Rate.  The Loan Rate shall initially be calculated using the LIBOR Rate on the date which is five (5) Business Days prior to the proposed date of disbursement of the Loan, but shall thereafter be calculated for each calendar month using the LIBOR Rate on the first calendar day of such month, provided, however, that if the first calendar day of any month is not a Business Day, the Loan Rate shall be calculated using the LIBOR Rate on the Business Day immediately preceding the first calendar day of such month. Interest (including interest at the Default Rate, if applicable) shall be computed on the basis of a 360-day year for the actual number of days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

(d)Application of Payments.  All payments received by Lenders prior to an Event of Default shall be applied as follows:  (i) first, to each Lender’s pro rata portion of the Lenders’ Expenses then due and owing; and (ii) second, ratably, to all Scheduled Payments then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Loan Rate, then to the remaining amounts then due).  After an Event of Default, all payments and application of proceeds shall be made as set forth in Section 9.7.

(e)Late Payment Fee.  Co-Borrowers shall pay to each Lender a late payment fee equal to five percent (5%) of any Scheduled Payment not paid when due to such Lender.

(f) Default Rate.  Co-Borrowers shall pay interest at a per annum rate equal to the Default Rate on any amounts required to be paid by any Co-Borrower to Collateral Agent or any Lender under this Agreement or the other Loan Documents (including Scheduled Payments), payable with respect to any Loan, accrued and unpaid interest, and any fees or other amounts which remain unpaid after such amounts are due.  If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or by any Lender’s election), Co-Borrowers shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate.

(g)Final Payment.

(i)Loan A Final Payment. Co-Borrowers shall pay to Horizon a payment in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000) (the “Loan A Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan A, (B) an Event of Default and demand by any Lender of payment in full of Loan A or (C) the Maturity Date applicable to Loan A, as applicable.

(ii) Loan B Final Payment. Co-Borrowers shall pay to SVB a payment in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000) (the “Loan B Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan B, (B) an Event of Default and demand by any Lender of payment in full of Loan B or (C) the Maturity Date applicable to Loan B, as applicable.

(iii)Loan C Final Payment. Provided Loan C is funded, Co-Borrowers shall pay to Horizon a payment in the amount of Two Hundred Twenty-Five Thousand Dollars ($225,000) (the “Loan C Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan C, (B) an Event of Default and demand by any Lender of payment in full of Loan C or (C) the Maturity Date applicable to Loan C, as applicable.

(iv)Loan D Final Payment. Provided Loan D is funded, Co-Borrowers shall pay to SVB a payment in the amount of Two Hundred Twenty-Five Thousand Dollars ($225,000) (the “Loan D Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan D, (B) an Event of Default and demand by any Lender of payment in full of Loan D or (C) the Maturity Date applicable to Loan D, as applicable.

(v)Loan E Final Payment. Provided Loan E is funded, Co-Borrowers shall pay to Horizon a payment in the amount of One Hundred Fifty Thousand Dollars ($150,000) (the “Loan E Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan E, (B) an Event of Default and demand by any Lender of payment in full of Loan E or (C) the Maturity Date applicable to Loan E, as applicable.

(vi)Loan F Final Payment. Provided Loan F is funded, Co-Borrowers shall pay to SVB a payment in the amount of One Hundred Fifty Thousand Dollars ($150,000) (the “Loan F Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan F, (B) an Event of Default and demand by any Lender of payment in full of Loan F or (C) the Maturity Date applicable to Loan F, as applicable.

Prepayments

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(a)Mandatory Prepayment Upon an Acceleration.  If the Loans are accelerated following the occurrence of an Event of Default pursuant to Section 9.1(a) hereof, then Co-Borrowers, in addition to any other amounts which may be due and owing hereunder, shall immediately pay to Lenders the amount set forth in Section 2.3(b) below, as if Co-Borrowers had opted to prepay on the date of such acceleration.

(b)Optional Prepayment.  Upon ten (10) Business Days’ prior written notice to Lenders, Co-Borrowers may, at their option, at any time, prepay all (and not less than all) of the outstanding Loans by simultaneously paying to each Lender an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of its Loan being prepaid; plus (ii) an amount equal to (A) if such Loan is prepaid on or before the date that is eighteen (18) months from the Funding Date of Loan C and D hereunder, four percent (4%) of the then outstanding principal balance of such Loan, or (B) if such Loan is prepaid more than eighteen (18) months from the Funding Date of Loan C and D hereunder, two percent (2%) of the then outstanding principal balance of such Loan; plus (iii) the outstanding principal balance of such Loan; plus (iv) all other sums, if any, that shall have become due and payable hereunder.

Other Payment Terms

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(a)Place and Manner.  Co-Borrowers shall make all payments due to Lenders in lawful money of the United States.  All payments of principal, interest, fees and other amounts payable by any Co-Borrower hereunder shall be made, in immediately available funds, not later than 2:00 p.m. New York time, on the date on which such payment is due.  Co-Borrowers shall make such payments to each Lender via wire transfer or ACH as instructed by such Lender from time to time.

(b)Date.  Whenever any payment is due hereunder on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)Taxes.

(i)Unless otherwise required under applicable law, any and all payments made hereunder or under the Notes shall be made free and clear of and without deduction for any Taxes; provided that if any Co-Borrower shall be required to deduct any Taxes from such payments, then (A) if such Tax is an indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4(c)) the relevant Lender receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been made, (B) such Co-Borrower shall make such deductions and (C) such Co-Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(ii)Each Co-Borrower shall indemnify each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.4(c)) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Representative by a Lender shall be conclusive absent manifest error.

(iii)As soon as practicable after any payment of Taxes by any Co-Borrower hereunder to a Governmental Authority, such Co-Borrower shall deliver to Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lenders.

(iv)If any Lender is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which any Co-Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, such Lender shall deliver to Borrower Representative, as reasonably requested by Borrower Representative, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.  Without limiting the generality of the foregoing, (a) any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax and (b) any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower) an executed IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8YMI, as applicable, claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made, including in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by

Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.  Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(v)If a Lender determines, in its sole, but reasonable, discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.4(c) (including by the payment of additional amounts pursuant to this Section 2.4(c)), it shall pay to the indemnifying Co-Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying Co-Borrower, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this paragraph (v) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (v), in no event will the Lender be required to pay any amount to an indemnifying Co-Borrower pursuant to this paragraph (v) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Co-Borrower or any other Person.

Procedure for Making the Loans

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(a)Notice.  Borrower Representative shall notify each Lender of the date on which Borrower Representative desires a Lender to make any Loan at least five (5) Business Days in advance of the desired Funding Date (except with respect to Loan A and Loan B, which shall be made by Lenders to the Co-Borrowers on the Effective Date), unless the relevant Lender elects at its sole discretion to allow the Funding Date for a Loan to be made by such Lender to be within five (5) Business Days of Borrower Representative’s notice. Each Co-Borrower’s execution and delivery to Lenders of one or more Notes in respect of a Loan shall be such Co-Borrower’s agreement to the terms and calculations thereunder with respect to such Loan. Each Lender’s obligation to make any Loan shall be expressly subject to the satisfaction of the conditions set forth in Section 3.

(b)Loan Rate Calculation.  Prior to each Funding Date for any Loan, the applicable Lender shall establish the Loan Rate with respect to such Loan, which shall be set forth in the Note to be executed by each Co-Borrower with respect to such Loan and shall be conclusive in the absence of a manifest error.

(c)Disbursement. Lenders shall disburse the proceeds of each Loan by wire transfer to Co-Borrowers at the account specified in the Funding Certificate and Loan Payment/Advance Request Form for such Loan.

Good Faith Deposit; Legal and Closing Expenses; and Commitment Fee

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(a)Good Faith Deposit.  Co-Borrowers have delivered to Horizon a good faith deposit in the amount of Fifty Thousand Dollars ($50,000) (the “Good Faith Deposit”).  The Good Faith Deposit paid to Horizon will be credited to the Commitment Fee payable to the Lenders. If, in connection with Lenders’ due diligence or underwriting, Lenders elect not to proceed with the funding of the Loans, each Lender shall deduct its share of Lenders’ Expenses and promptly return its pro rata share of the balance of the Good Faith Deposit to the Co-Borrowers.  If the Co-Borrowers elect not to proceed with the financing, Lenders shall retain the Good Faith Deposit as compensation for their time, expenses and opportunity cost.

(b)Legal, Due Diligence and Documentation Expenses. Concurrently with its execution and delivery of this Agreement, Co-Borrowers shall pay to Lenders their reasonable legal, due diligence and documentation expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents; provided that Co-Borrowers shall not be required to pay Lenders’ Expenses in connection with closing of the Loan Documents in excess of Seventy-Five Thousand Dollars ($75,000) without each Co-Borrower’s consent.

(c)Commitment Fee. Co-Borrowers shall pay concurrently with their execution and delivery of this Agreement a commitment fee to Horizon in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000) and a commitment fee to SVB in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000) (collectively, the “Commitment Fee”).  The Commitment Fee shall be retained by the applicable Lender and be deemed fully earned upon receipt.

3.Conditions of Loan.

Conditions Precedent to Closing

.  At the time of the execution and delivery of this Agreement, each Lender shall have received, in form and substance reasonably satisfactory to such Lender, all of the following (unless all Lenders have agreed to waive such condition or document, in which case such condition or document shall be a condition precedent to the making of any Loan and shall be deemed added to Section 3.2):

(a)Loan Agreement. This Agreement duly executed by each Co-Borrower, Collateral Agent and Lenders.

(b)Warrants. The Warrants duly executed by Borrower Representative.

(c)Secretary’s Certificate. A certificate of the secretary or assistant secretary of each Co-Borrower, dated as of the date hereof, with copies of the following documents attached:  (i) the certificate of incorporation and bylaws (or equivalent documents) of such Co-Borrower certified by such Co-Borrower as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

(d)Good Standing Certificates.  A good standing certificate from each Co-Borrower’s state of organization and the state in which each Co-Borrower’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date hereof.

(e)Certificate of Insurance.  Evidence of the insurance coverage required by Section 6.8 of this Agreement.

(f)Consents.  All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents. Lenders acknowledge that Co-Borrowers have, as of the date of this Agreement, satisfied the requirement set forth in this subsection (f).

(g)Legal Opinion.  A legal opinion of the Co-Borrowers’ counsel, dated as of the date hereof, covering the matters set forth in Exhibit D hereto.

(h)Account Control Agreements.  Account Control Agreements for all of each Co-Borrower’s deposit accounts and securities accounts at Citibank and Silicon Valley Bank, as well as each Co-Borrower’s deposit accounts at Deutsche Bank and Wells Fargo, in each case, duly executed by all of the parties thereto.

(i)Fees and Expenses.  Payment of all fees and expenses then due hereunder or under any other Loan Document.

(j)Material Adverse Effect.  In each Lender’s sole but reasonable discretion, there has not been any Material Adverse Effect.

(k)Other Documents. Such other documents and completion of such other matters, as any Lender may reasonably deem necessary or appropriate.

Conditions Precedent to Making Loan A and Loan B

. The obligation of the applicable Lender to make Loan A or Loan B is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a)No Default. No Default or Event of Default shall have occurred and be continuing.

(b)Landlord Agreements. Each Co-Borrower shall have provided Lenders with a Landlord Agreement for each location where any Co-Borrower’s books and records and the Collateral (other than (i) clinical trial materials, patient materials and generic kits, (ii) laptops and similar equipment maintained by Borrower’s employees, and (iii) other Collateral with an aggregate value not to exceed Fifty Thousand Dollars ($100,000)) is located (unless a Co-Borrower is the fee owner thereof).

(c)Note. Each Co-Borrower shall have duly executed and delivered a Note in the amount of the Loan A to Horizon, and a Note in the amount of Loan B to SVB.

(d)UCC Financing Statements.  Lenders shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and UCC financing statement searches, as any Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent and each Lender pursuant to Section 4. Each Co-Borrower authorizes Collateral Agent and each Lender to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral.

(e)Funding Certificate/Loan Payment Advance Request Form.  Borrower Representative shall have duly executed and delivered to (i) Lenders, a Funding Certificate for such Loans and (ii) SVB, a Loan Payment/Advance Request Form for such Loan B.

(f)Warrants. The Warrants duly executed by Borrower Representative.

(g)Representations and Warranties.  The representations and warranties made by each Co-Borrower in Section 5 and in the other Loan Documents shall be true and correct in all material respects (except to the extent that such representations and warranties are qualified by the term “material,” or a similar term, in which case such representations and warranties (as so written, including the term “material” or such similar term) shall have been true, correct and complete in all respects) as of such Funding Date, except for any representations and warranties that specifically relate to a prior date, which shall be true and correct as of such earlier date.

(h)Material Adverse Effect.  In each Lender’s sole, but reasonable, discretion, there has not been any Material Adverse Effect.

(i)Other Documents.  Each Co-Borrower shall have provided Lenders with such other documents and completion of such other matters, as any Lender may reasonably deem necessary or appropriate.

Conditions Precedent to Making Loan C and Loan D

3.4. The obligation of the applicable Lender to make Loan C or Loan D is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a)No Default. No Default or Event of Default shall have occurred and be continuing.

(b)Note. Each Co-Borrower shall have duly executed and delivered a Note in the amount of the Loan C to Horizon, and a Note in the amount of Loan D to SVB.

(c)Patient Enrollment. Borrower Representative shall have provided Lenders with evidence reasonably satisfactory to Lenders that, on or before the Loan C Commitment Termination Date, not less than four hundred (400) patients have been enrolled in Part A of Co-Borrowers’ Phase III clinical trial for Borrower’s TTP488 drug. Lenders acknowledge that Co-Borrowers have, as of the date of this Agreement, satisfied the requirement set forth in this subsection (c).

(d)Clinical Milestones. Borrower Representative shall have provided Lenders with evidence reasonably satisfactory to Lenders that, on or before the Loan C Commitment Termination Date, Co-Borrowers have achieved positive top line results for either (i) Co-Borrowers’ TTP399 drug or (ii) Co-Borrowers’ TTP273 drug. Lenders acknowledge that Co-Borrowers have, as of the date of this Agreement, satisfied the requirement set forth in this subsection (d).

(e)Filing of 10Q. Borrower Representative shall have provided Lenders with evidence reasonably satisfactory to Lenders that Borrower Representative has filed Report 10-Q with respect to the Co-Borrowers operations for the period commencing as of July 1, 2016 and continuing through September 30, 2016 with the United States Securities and Exchange Commission.

(f)Funding Certificate/Loan Payment Advance Request Form.  Borrower Representative shall have duly executed and delivered to (i) Lenders, a Funding Certificate for such Loans and (ii) SVB, a Loan Payment/Advance Request Form for such Loan D.

(g)Representations and Warranties.  The representations and warranties made by each Co-Borrower in Section 5 and in the other Loan Documents shall be true and correct in all material respects (except to the extent that such representations and warranties are qualified by the term “material,” or a similar term, in which case such representations and warranties (as so written, including the term “material” or such similar term) shall have been true, correct and complete in all respects) as of such Funding Date, except for any representations and warranties that specifically relate to a prior date, which shall be true and correct as of such earlier date.

(h)Material Adverse Effect.  In each Lender’s sole, but reasonable, discretion, there has not been any Material Adverse Effect.

(i)Other Documents.  Each Co-Borrower shall have provided Lenders with such other documents and completion of such other matters, as any Lender may reasonably deem necessary or appropriate.

Conditions Precedent to Making Loan E and Loan F

. The obligation of the applicable Lender to make Loan E or Loan F is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a)No Default. No Default or Event of Default shall have occurred and be continuing.

(b)Note. Each Co-Borrower shall have duly executed and delivered a Note in the amount of the Loan E to Horizon, and a Note in the amount of Loan F to SVB.

(c)Conditions to Making Loans C and D Satisfied. Co-Borrowers shall have satisfied the conditions to the making of Loan C and Loan D set forth in Sections 3.3(c), 3.3(d) and 3.3(e) of this Agreement.

(d)Definitive Term Sheet. Borrower Representative shall have, on or prior to the Loan E Commitment Termination Date, delivered to Lenders a Qualifying Term Sheet.

(e)Funding Certificate/Loan Payment Advance Request Form.  Borrower Representative shall have duly executed and delivered to (i) Lenders, a Funding Certificate for such Loans and (ii) SVB, a Loan Payment/Advance Request Form for such Loan F.

(f)Additional Warrants. The Additional Warrants duly executed by Borrower Representative.

(g)Representations and Warranties.  The representations and warranties made by each Co-Borrower in Section 5 and in the other Loan Documents shall be true and correct in all material respects (except to the extent that such representations and warranties are qualified by the term “material,” or a similar term, in which case such representations and warranties (as so written, including the term “material” or such similar term) shall have been true, correct and complete in all respects) as of such Funding Date, except for any representations and warranties that specifically relate to a prior date, which shall be true and correct as of such earlier date.

(h)Material Adverse Effect.  In each Lender’s sole, but reasonable, discretion, there has not been any Material Adverse Effect.

(i)Other Documents.  Each Co-Borrower shall have provided Lenders with such other documents and completion of such other matters, as any Lender may reasonably deem necessary or appropriate.

Covenant to Deliver

.  Each Co-Borrower agrees (not as a condition but as a covenant) to deliver to Lenders each item required to be delivered to Lenders as a condition to each Loan, if such Loan is advanced. Each Co-Borrower expressly agrees that the extension of any Loan prior to the receipt by a Lender of any such item shall not constitute a waiver by such Lender of any Co-Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in each Lender’s sole discretion.

3.7Post-Effective Date Obligations. Within 45 days of the Effective Date, or such longer period as Lenders may agree in their sole discretion, Co-Borrowers shall provide:

(a)Account Control Agreements.  Account Control Agreements for all of each Co-Borrower’s securities accounts located at Wells Fargo, duly executed by all of the parties thereto.

4.Creation of Security Interest.

Grant of Security Interests

.  Each Co-Borrower grants to Collateral Agent and each Lender a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by each Co-Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrants). The “Collateral” shall mean and include all right, title, interest, claims and demands of each Co-Borrower in the following:

(a)All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b)All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of any Co-Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and each Co-Borrower’s books relating to any of the foregoing;

(c)All contract rights and general intangibles (except to the extent included within the definition of Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

(d)All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to any Co-Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by any Co-Borrower (subject, in each case, to the contractual rights of third parties to require funds received by any Co-Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by any Co-Borrower and each Co-Borrower’s books relating to any of the foregoing;

(e)All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and each Co-Borrower’s books relating to the foregoing; and

(f)To the extent not covered by clauses (a) through (e), all other personal property of each Co-Borrower, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property to the extent such proceeds no longer constitute Intellectual Property; but

Notwithstanding the foregoing, the Collateral shall not include any Intellectual Property; provided, however, that the Collateral shall include all accounts receivables, accounts, and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”).  Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment.

Notwithstanding the foregoing, upon the earlier of (a) the failure of Co-Borrowers’ Phase III clinical trial for Co-Borrowers’ TTP488 drug to meet the FDA Special Protocol Assessment clinical end points for such Phase III clinical trial, as approved by the FDA and as set forth on Exhibit F annexed hereto or (b) Co-Borrowers ending such Phase III clinical trial for Co-Borrowers’ TTP488 drug, then as of such date, (A) each Co-Borrower grants and pledges to Collateral Agent and Lenders a continuing security interest in all of such Co-Borrower’s then owned and thereafter arising Intellectual Property in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by each Co-Borrower of each of its covenants and duties under the Loan Documents, (B) the definition of “Collateral” shall be amended, automatically and immediately, without any further action or writing required by the parties such that all of each Co-Borrower’s Intellectual Property then owned and thereafter arising or acquired becomes part of the Collateral for all purposes of the Loan Agreement, (C) Collateral Agent and Lenders shall be authorized to file an amendment to their UCC-1 financing statements to reflect the inclusion of the Intellectual Property within the description of the Collateral as well as appropriate documentation with the United Stated Patent and Trademark Office to evidence such security interest and (D) each Co-Borrower shall execute and deliver, at Co-Borrowers’ sole cost and expense, all documents and instruments reasonably necessary to perfect such security interest, including, but not limited to, intellectual property security agreements.  Notwithstanding the foregoing, to the extent that any Intellectual Property is subject to a Permitted Transfer, such Intellectual Property shall not be considered Collateral to the extent that such Permitted Transfer expressly prohibits Co-Borrowers from granting a Lien on such Intellectual Property.

4.1.2Bank Services.  Each Co-Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with SVB.  Regardless of the terms of any Bank Services Agreement, each Co-Borrower agrees that any amounts such Co-Borrower owes SVB thereunder shall be deemed to be Obligations hereunder and that it is the intent of each Co-Borrower and SVB to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to SVB’s Lien in this Agreement).

After-Acquired Property

.  If any Co-Borrower shall at any time acquire a commercial tort claim, as defined in the Code, with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000), Borrower Representative shall promptly notify Collateral Agent and Lenders in writing signed by Borrower Representative of the brief details thereof and each Co-Borrower shall grant to Collateral Agent and each Lender a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Collateral Agent and each Lender.

Duration of Security Interest

.  Collateral Agent’s and each Lender’s security interest in the Collateral shall continue until the indefeasible payment in full and the satisfaction of all Obligations, and termination of each Lender’s commitment to fund the Loans, whereupon such security interest shall terminate. Collateral Agent and each Lender shall, at Co-Borrowers’ sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to make effective the release contemplated by this Section 4.3, including duly authorizing and delivering termination statements for filing in all relevant jurisdictions under the Code.  In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, SVB shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to SVB in its good faith business judgment for Bank Services, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to SVB cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then one hundred five percent (105%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then one hundred ten percent (110%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by SVB in its good faith business judgment), to secure all of the Obligations relating  to such  Letters of Credit.

Location and Possession of Collateral

.  The Collateral (other than (i) clinical trial materials, patient materials and generic kits, (ii) laptops and similar equipment maintained by Borrower’s employees, and (iii) other Collateral with an aggregate value not to exceed $100,000) is and shall remain in the possession of a Co-Borrower at its location listed on the cover page hereof or as set forth in the Disclosure Schedule, or at such other locations as to which a Co-Borrower has provided written notice to Collateral Agent.  Co-Borrowers shall remain in full possession, enjoyment and control of the Collateral (other than (i) clinical trial materials, patient materials and generic kits, (ii) laptops and similar equipment maintained by Borrower’s employees, and (iii) other Collateral with an aggregate value not to exceed $100,000) (except only as may be otherwise required by Collateral Agent for perfection of the security interests therein created hereunder and as otherwise permitted under this Agreement) and so long as no Event of Default has occurred, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

Delivery of Additional Documentation Required

.  Each Co-Borrower shall from time to time execute and deliver to Collateral Agent and Lenders, at the request of Collateral Agent or any Lender, all financing statements and other documents Collateral Agent or any Lender may reasonably request, in form satisfactory to Collateral Agent and Lenders, to perfect and continue Collateral Agent’s and Lenders’ perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

Right to Inspect

.  Collateral Agent and each Lender (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during each Co-Borrower’s usual business hours, to inspect the books and records of each Co-Borrower and their Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify each Co-Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral; provided, that, prior to an Event of Default, Collateral Agent shall be permitted to conduct no more than one inspection in any calendar year period.  The Co-Borrowers shall pay all reasonable costs and expenses in connection with such inspection.

Protection of Intellectual Property

.  Each Co-Borrower shall:

(a)To the extent required in the exercise of such Co-Borrower’s reasonable business judgment, protect, defend and maintain the validity and enforceability of its Intellectual Property material to such Co-Borrower’s business and promptly advise Collateral Agent in writing of material infringements; and

(b)not allow any Intellectual Property material to any Co-Borrower’s business to be abandoned, forfeited or dedicated to the public without each Lender’s written consent, such consent not to be unreasonably withheld.

5.Representations and Warranties.  Except as set forth in the Disclosure Schedule, each Co-Borrower represents and warrants as follows:

Organization and Qualification

.  Each Co-Borrower and its Subsidiaries is a corporation or limited liability company duly organized and validly existing under the laws of its state of formation and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of Property requires that it be so qualified and licensed or in which the Collateral is located, except for such states as to which any failure to so qualify would not have a Material Adverse Effect.

Authority

.  Each Co-Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party.  Each Co-Borrower and its Subsidiaries have all requisite power and authority to own and operate their Property and to carry on their businesses as now conducted. To each Co-Borrower’s knowledge, each Co-Borrower and its Subsidiaries have obtained all licenses, permits, approvals and other authorizations necessary for the operation of their business.

Conflict with Other Instruments, etc.

  Neither the execution and delivery of any Loan Document to which any Co-Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles or certificate of incorporation, the by-laws, or any other organizational documents of any Co-Borrower or violate in any material respect any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority by which any Co-Borrower or any Subsidiary or any of their respective property or assets may be bound or affected or any material agreement or instrument to which any Co-Borrower is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

Authorization; Enforceability

.  The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurrence of the Loans, the execution and delivery of the other Loan Documents to which any Co-Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of each Co-Borrower.  No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, except for those which have been made or obtained and are in full force and effect, was or will be necessary to (a) the valid execution and delivery of any Loan Document to which any Co-Borrower is a party, (b) the performance of each Co-Borrower’s obligations under any Loan Document or (c) the granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrants.  The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Co-Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

No Prior Encumbrances

.  Each Co-Borrower has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens. Each Co-Borrower has good title and ownership of, or is licensed under, all of such Co-Borrower’s current Intellectual Property, free and clear of Liens other than Permitted Liens. Each Co-Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) Permitted Transfers, (b) over-the-counter software that is commercially available to the public and (c) material Intellectual Property licensed to, or jointly owned by, such Co-Borrower and noted on the Disclosure Schedule.  To the knowledge of each Co-Borrower, each patent which it owns or purports to own and which is material to any Co-Borrower’s business is valid and enforceable, and no part of the Intellectual Property which any Co-Borrower owns or purports to own and which is material to any Co-Borrower’s business has been judged invalid or unenforceable, in whole or in part.  Except as noted on the Disclosure Schedule, no Co-Borrower is a party to, nor is it bound by, any Restricted License.  No Co-Borrower has received any communications alleging that any Co-Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. No Co-Borrower has knowledge of any material infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual

Property.  The Collateral and the Intellectual Property constitute substantially all of the assets and property of each Co-Borrower.

Security Interest

.  The provisions of this Agreement create legal and valid security interests in the Collateral in favor of the Collateral Agent and each Lender, and, assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Collateral Agent and each Lender pursuant to this Agreement (a) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lenders’ Lien under this Agreement) and (b) are and will continue to be superior and prior to the rights of all other creditors of any Co-Borrower (except to the extent of such Permitted Liens).

Name; Location of Chief Executive Office, Principal Place of Business and Collateral

.  No Co-Borrower has done business under any name other than that specified on the signature page hereof.  Each Co-Borrower’s jurisdiction of incorporation, chief executive office, principal place of business, and the place where such Co-Borrower maintains its records concerning the Collateral are presently located in the state and at the address set forth on the cover page of this Agreement.  The Collateral is presently located at the address set forth on the cover page hereof or as set forth in the Disclosure Schedule.

Litigation

.  There are no actions or proceedings pending by or against any Co-Borrower or any Subsidiary before any court, arbitral tribunal, regulatory organization, administrative agency or similar body in which an adverse decision could result in liabilities owing from any Co-Borrower, individually or in the aggregate, of more than Two Hundred Thousand Dollars ($200,000.00).  No Co-Borrower has knowledge of any such pending or threatened actions or proceedings.

Financial Statements

. All financial statements relating to any Co-Borrower or any Subsidiary that have been delivered by any Co-Borrower to Collateral Agent or a Lender present fairly in all material respects each Co-Borrower’s Consolidated financial condition as of the date thereof and each Co-Borrower’s Consolidated results of operations for the period then ended.

No Material Adverse Effect

.  No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since December 31, 2015.

Full Disclosure

.  No written representation, warranty or other statement made by any Co-Borrower in any Loan Document (including the Disclosure Schedule), certificate or written statement (other than projections, forward-looking statements and other information of a general economic or industry nature, which projections, forward-looking statements and other information of a general economic or industry nature have been prepared by Borrower in good faith based upon assumptions believed by Borrower to be reasonable at the time) furnished to Collateral Agent or any Lender taken together with all other representations, warranties or other statements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements, in light of the circumstances under which they were made, not misleading.  There is no fact known to any Co-Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement.

Solvency, Etc

. Each Co-Borrower is Solvent (as defined below) and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, each Co-Borrower will be Solvent.  “Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

Subsidiaries

. As of the Effective Date, no Co-Borrower has any Subsidiaries.

5.14Reserved.

5.15Catastrophic Events; Labor Disputes. No Co-Borrower or Subsidiary, or any of their respective Property is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect.  There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Co-Borrower or any Subsidiary is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of any Co-Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a  Material Adverse Effect.

Certain Agreements of Officers, Employees and Consultants

.

(a)No Violation. To the knowledge of each Co-Borrower, no officer, employee or consultant of any Co-Borrower is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by any Co-Borrower because of the nature of the business conducted or to be conducted by such Co-Borrower or relating to the use of trade secrets or proprietary information of others, and to each Co-Borrower’s knowledge, the continued employment of each Co-Borrower’s officers, employees and consultants does not subject any Co-Borrower to any material liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant in each case that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)No Present Intention to Terminate. To the knowledge of each Co-Borrower, no officer of any Co-Borrower, and no employee or consultant of any Co-Borrower whose termination, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment or consulting relationship with any Co-Borrower.

No Plan Assets

.  No Co-Borrower nor any Subsidiary is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Co-Borrower or any Subsidiary constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.  In addition, (a) no Co-Borrower nor any Subsidiary is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Co-Borrower or any Subsidiary are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

5.18Sanctions, Etc.  No Co-Borrower, nor any of its Subsidiaries or to the knowledge of a Co-Borrower, any director, officer, employee or agent of any Co-Borrower or any of its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are, (b) the subject or target of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.  To the best of each Co-Borrower’s knowledge, as of the date hereof and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, none of the funds of any Co-Borrower or any Subsidiary have been (or will be) derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law.

Regulatory Compliance

. No Co-Borrower is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.  No Co-Borrower nor any Subsidiary is required to be registered as an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940.  No Co-Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Payment of Taxes

, Tax Audits.

(a)Each of the Co-Borrowers and their Subsidiaries has (i) timely filed or caused to be timely filed all U.S. federal income tax returns and all other material tax returns reports and statements (including any attachments thereto or amendments thereof) required to be filed by such Persons, (ii) paid or made adequate provision for the payment of all material amounts of taxes, fees, assessments and other governmental charges except for taxes, fees, assessments and other governmental charges that are being contested in good faith through appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, and (iii) no tax lien has been filed and no tax lien claim is being asserted against any of its properties with respect to tax liabilities in excess of Fifty Thousand Dollars ($50,000), individually, or in the aggregate.

(b)No Co-Borrower is an “S corporation” within the meaning of Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

(c)To the knowledge of each Co-Borrower, no tax return of any Co-Borrower or any Subsidiary is currently under an audit or examination, and no Co-Borrower has received written notice of any proposed audit or examination, in each case where a material amount of tax is at issue.

6.Affirmative Covenants.  Each Co-Borrower, until the full and complete payment of the Obligations, covenants and agrees that:

Good Standing

.  Each Co-Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Co-Borrower shall maintain, and cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

Government Compliance

.  Each Co-Borrower shall comply, and cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

Financial Statements, Reports, Certificates

.  Each Co-Borrower shall deliver to each Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each month, Co-Borrower prepared monthly reports of cash balances, and (b) as soon as available, but in any event within sixty (60) days after the earlier of (i) the end of each Co-Borrower’s fiscal year or (ii) the date of such Co-Borrower’s board of directors’ adoption, such Co-Borrower’s operating budget and plan for the next fiscal year; and (c) such other financial information that is prepared or maintained by a Co-Borrower in the ordinary course of its business as any Lender may reasonably request from time to time.  From and after such time as any Co-Borrower becomes a publicly reporting company, Borrower Representative shall deliver to each Lender: promptly as they are available and in any event: (i) at the time of filing of such Co-Borrower’s Form 10‑K with the Securities and Exchange Commission after the end of each fiscal year of such Co-Borrower (and in any event within ninety (90) days following the end of each fiscal year), the financial statements of such Co-Borrower filed with such Form 10‑K; and (ii) at the time of filing of such Co-Borrower’s Form 10‑Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of such Co-Borrower (and in any event within forty-five (45) days following the end of each of the first three fiscal quarters of the fiscal year), the Consolidated financial statements of such Co-Borrower filed with such Form 10‑Q.  In addition, each Co-Borrower shall deliver to each Lender (A) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by such Co-Borrower to its security holders and (B) promptly upon receipt of written notice thereof, a report of any material legal actions pending or threatened against such Co-Borrower or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving such Co-Borrower or any Subsidiary is commenced that is reasonably expected to result in damages or costs to any Co-Borrower of Two Hundred and Fifty Thousand Dollars ($250,000) or more.  The items specified in this Section 6.3 shall be deemed delivered upon posting with EDGAR or posting the items or a link thereto on the Borrower Representative’s website.

Certificates of Compliance

.  Each time financial statements are furnished pursuant to Section 6.3 above, Borrower Representative shall deliver to each Lender an Officer’s Certificate signed by a Responsible Officer, in the form of, and certifying to the matters set forth in, Exhibit E hereto.

Notice of Defaults

.  As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, Borrower Representative shall provide each Lender with an Officer’s Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which each Co-Borrower proposes to take with respect thereto.

Taxes

.  Each Co-Borrower shall, and cause each Subsidiary to, (i) timely file or cause to be filed all U.S. federal income tax returns and all other material tax returns required to be filed by it and (ii) pay, or cause to be paid, all material amounts of taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings as to which adequate reserves have been provided in accordance with GAAP. In addition, no Co-Borrower shall change, and nor shall any Subsidiary be permitted to change, its respective jurisdiction of incorporation or formation (other than to another jurisdiction within the United States).

Use; Maintenance

. Each Co-Borrower shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair, ordinary wear and tear excepted, and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.  No Co-Borrower shall permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property of another Person, without the prior written consent of Collateral Agent. No Co-Borrower shall permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation.  With respect to items of leased equipment (to the extent Collateral Agent and Lenders have any security interest in any residual Co-Borrower’s interest in such equipment under the lease), such Co-Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance in all material respects with the terms of the applicable lease.

Insurance

. Each Co-Borrower shall keep its business and the Collateral insured for risks and in amounts usual and customary for companies in such Co-Borrower’s industry and location, and as Collateral Agent or any Lender may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Collateral Agent.  All property policies shall have a lender’s loss payable endorsement showing Collateral Agent and each Lender as an additional loss payee and all general liability policies shall show Collateral Agent and each Lender as an additional insured and all policies shall provide that the insurer must give Collateral Agent at least thirty (30) days notice before canceling its policy  At Collateral Agent’s or any Lender’s request, Borrower Representative shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any property policy shall, at Collateral Agent’s or any Lender’s option, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations.  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, each Co-Borrower shall have the option of applying the proceeds of any property policy up to Two Hundred Fifty Thousand Dollars ($250,000.00) with respect to any loss, but not exceeding Five Hundred Thousand Dollars ($500,000.00) in the aggregate for all losses under all property policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that (a) any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent and Lenders have been granted a first priority security interest (except to the extent that any Permitted Lien is permitted by the terms of this Agreement to have priority over the lien granted to Collateral Agent and Lenders) and (b) after the occurrence and during the continuation of an Event of Default all proceeds payable under such property policy shall, at the option of Collateral Agent or any Lender, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations.  If any Co-Borrower fails to obtain insurance as required under Section 6.8 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent, Collateral Agent or any Lender may make all or part of such payment or obtain such insurance policies required in Section 6.8, and take any action under the policies Collateral Agent or such Lender deems prudent. On or prior to the first Funding Date and prior to each policy renewal, Borrower Representative shall furnish to Collateral Agent certificates of insurance or other evidence reasonably satisfactory to Collateral Agent and each Lender that insurance complying with all of the above requirements is in effect.

Further Assurances

.  At any time and from time to time each Co-Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Collateral Agent or any Lender to make effective the purposes of this Agreement, including the continued perfection and priority of Collateral Agent’s and Lenders’ security interest in the Collateral.

Equity Investment.

Borrower Representative shall permit Lenders or their respective assignees, at each Lender’s sole discretion, to collectively purchase up to each Lender’s pro rata share of up to an aggregate amount of One Million Dollars ($1,000,000) of Borrower Representative’s Class A Common Shares being sold in a follow-on public offering of Borrower Representative’s Class A Common Shares which results in Borrower Representative receiving cash proceeds of not less than Ten Million Dollars ($10,000,000), at a price per share equal to the product of (a) 0.85 multiplied by (b) the closing price of Borrower Representative’s common stock on the date that was ten (10) calendar days prior to the date on which such follow-on offering of Borrower Representative’s Equity Securities was completed.  In the event that any Lender declines to purchase its full pro rata portion of Borrower Representative’s securities pursuant to this Section 6.10, the other Lender may purchase more than its pro rata portion of the securities to be offered hereunder; provided that the aggregate amount of securities purchased by Lenders pursuant to this Section 6.10 does not exceed One Million Dollars ($1,000,000). Borrower Representative agrees that it shall notify each Lender promptly upon the execution by Borrower Representative of a term sheet or letter of intent setting forth the terms and conditions of such financing and in any event within five (5) days of such execution.

6.11Subsidiaries. Each Co-Borrower, upon any Lender’s, or Collateral Agent’s, request, shall cause any Subsidiary to provide Lenders and Collateral Agent with a guaranty of the Obligations and a security interest (of substantially similar scope as the Collateral) in such Subsidiary’s assets to secure such guaranty, in each case on terms reasonably acceptable to the Collateral Agent.

6.12 Keeping of Books. Each Co-Borrower shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Co-Borrower and its Subsidiaries in accordance with GAAP.

6.13 Accounts; Credit Cards.   Within five (5) Business Days after the Effective Date, Co-Borrowers shall maintain an amount equal to not less than fifty percent (50%) of their aggregate cash on the Effective Date (inclusive of the aggregate proceeds of Loan A and Loan B) at SVB or SVB’s Affiliates.  Collateral Agent and Lenders acknowledge and agree that Co-Borrowers may draw down the deposits required pursuant to the foregoing sentence prior to any other deposits held at other depositary institutions, which may lead to the cash deposits at SVB equaling less than fifty percent (50% ) of the Co-Borrowers’ aggregate cash balances at such future date and time.  Within ninety (90) days after the Effective Date, each Co-Borrower shall have implemented a business credit card program with SVB.

6.14Litigation Cooperation.  Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, each Co-Borrower and each Co-Borrower’s officers, employees and agents and each Co-Borrower’s books of record, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third‑party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to any Co-Borrower.

7.Negative Covenants.  Each Co-Borrower, until the full and complete payment of the Obligations, covenants and agrees that such Co-Borrower shall not:

Chief Executive Office

.  Change its name, jurisdiction of incorporation, chief executive office, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule without thirty (30) days prior written notice to Collateral Agent.

7.2Change in Executive Management; Change in Board of Directors.  Replace or suffer the departure of its chief executive officer or chief financial officer without delivering written notice to Collateral Agent and each Lender within 10 days, or fail to appoint an interim replacement or fill a vacancy in the position of chief executive officer or chief financial officer for more than one hundred twenty (120) days.

Collateral Control

.  Subject to its rights under Sections 4.4 and 7.5, remove any items of Collateral (other than (i) clinical trial materials, patient materials and generic kits, (ii) laptops and similar equipment maintained by Borrower’s employees and (iii) other Collateral with an aggregate value not to exceed $100,000) from any Co-Borrower’s facility located at the address set forth on the cover page hereof or as set forth on the Disclosure Schedule without providing Collateral Agent with thirty (30) days prior written notice.

Liens

.  Create, incur, allow or suffer, or permit any Subsidiary to create, incur, allow or suffer, any Lien on any of its property, or assign or convey any right to receive income, including the sale of any accounts except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement or as permitted by law to have priority to Collateral Agent’s and Lenders’ Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the benefit of Lenders, or Lenders) with any Person which prohibits any Co-Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any Co-Borrower’s or any Subsidiary’s Intellectual Property, except (a) as otherwise permitted in Section 7.5 hereof and (b) as permitted in the definition of “Permitted Liens” herein.

Other Dispositions of Collateral

.  Convey, sell, lease or otherwise dispose of, or permit any Subsidiary to convey, sell, lease or otherwise dispose, of all or any part of the Collateral to any Person (collectively, a “Transfer”), except for: (a) Transfers of inventory in the ordinary course of business; (b) Transfers of worn-out or obsolete equipment made in the ordinary course of business; (c) Transfers of Permitted Transfers; (d) sales of assets consented to by Collateral Agent; (e) Transfers by a Subsidiary of any or all of its business, property or assets to a Co-Borrower; (f) Transfers in connection with transactions permitted by Sections 7.6, 7.7 and 7.9; (g) Transfers of cash or cash equivalents in the ordinary course of business for uses not prohibited by the terms of this Agreement; (h) Liens permitted by Section 7.4; (i) disposition of Investments permitted by Section 7.12; and (j) Transfers not otherwise permitted pursuant to this Section; provided that (i) at the time of such Transfer, no Default or Event of Default shall exist or would result from such Transfer, (ii) such Transfer is made for fair market value and the consideration received shall be no less than 75% in cash, and (iii) the aggregate book value of all property disposed of in reliance on this clause (j) shall not exceed One Hundred Thousand Dollars ($100,000) in any fiscal year of Borrower.

Distributions

.  (a) Pay any dividends or make any distributions (other than that vTv Therapeutics LLC may make tax distributions to its members solely to satisfy tax liabilities in accordance with the terms of its limited liability company agreement (“Tax Distributions”)), or permit any Subsidiary to pay any dividends or make any distributions (other than Tax Distributions), on their respective Equity Securities; (b) purchase, redeem, retire, defease or otherwise acquire, or permit any Subsidiary to purchase, redeem, retire, defease or otherwise acquire, for value any of their respective Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, options under Borrower Representative’s equity incentive plans or similar arrangements in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate during the term of this Agreement); (c) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such; (d) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (e) set apart any sum for any such purpose; provided, however, (A) any Subsidiary may pay dividends, make distributions or return capital solely to a Co-Borrower or another wholly-owned Subsidiary, (B) a Co-Borrower may pay dividends, make distributions, or return capital solely to another Co-Borrower, (C) a Co-Borrower may pay dividends payable solely in such Co-Borrower’s common stock, and (D) Borrower Representative may pay dividends, make distributions or return capital as may be required in connection with the Warrants.  Notwithstanding anything to the contrary contained in this Section 7.6, any Co-Borrower may, or permit any Subsidiary to, make any distributions, or take any of the actions otherwise prohibited by clauses (a) through (e) of the first sentence of this Section 7.6, in an amount not to exceed Two Hundred Thousand Dollars ($200,000) in the aggregate during the term of this Agreement.

Mergers or Acquisitions

.  Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person or acquire, or permit any Subsidiary to acquire, all or substantially all of the capital stock or assets of another Person; provided that (a) any Subsidiary may merge into another Subsidiary and (b) any Subsidiary may merge into any Co-Borrower so long as such Co-Borrower is the surviving entity.

Change in Business or Ownership

.  Engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by a Co-Borrower or such Subsidiary, as applicable, or reasonably related thereto or have a Change of Control.

Transactions With Affiliates; Creation of Subsidiaries

. (a) Enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except (i) upon terms at least as favorable to such Co-Borrower or such Subsidiary, as applicable, as an arms-length transaction with Persons who are not Affiliates of any Co-Borrower, (ii) any transaction permitted by Section 7.6, (iii) employment, services or consulting arrangements (including arrangements made with respect to indemnification, bonuses, directors fees and expense reimbursement, severance and employee benefit arrangements) entered into in the ordinary course of any Co-Borrower’s business upon terms at least as favorable to such Co-Borrower as an arms-length transaction with Persons who are not Affiliates of such Co-Borrower, including, without limitation, issuances of Equity Securities, long term incentive compensation plans, restricted stock agreements, restricted stock unit agreements, stock option agreements, warrants and other similar arrangements, and/or (b) create a Subsidiary without providing at least 10 Business Days advance notice thereof to Lenders and, if requested by Lenders, such Subsidiary guarantees the Obligations and grants a security interest in its assets (of substantially similar scope as the Collateral) to secure such guaranty, in each case on terms reasonably satisfactory to Collateral Agent and each Lender.

Indebtedness Payments

. (a) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than as permitted to be prepaid hereunder) or Capital Lease Obligations, (b) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or Capital Lease Obligations so as to accelerate the scheduled repayment thereof or (c) repay any notes to officers, directors or shareholders.

Indebtedness

.  Create, incur, assume or permit, or permit any Subsidiary to create, incur or permit, to exist any Indebtedness except Permitted Indebtedness.

Investments

.  Make, or permit any Subsidiary to make, any Investment except for Permitted Investments.

Compliance

.

(a)(i) Become, or permit any Subsidiary to become, an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; (ii) become, or permit any Subsidiary to become, subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; or (iii) (A) fail, or permit any Subsidiary to fail, to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), or (B) permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (iv) fail, or permit any Subsidiary to fail, to comply with the Federal Fair Labor Standards Act or violate any other applicable law or regulation, if the violation could reasonably be expected to have Material Adverse Effect.

(b)Lenders hereby notify each Co-Borrower that pursuant to the requirements of Anti-Terrorism Laws, and each Lender’s policies and practices, each Lender is required to obtain, verify and record certain information and documentation that identifies such Co-Borrower and its principals, which information includes the name and address of such Co-Borrower and its principals and such other information that will allow such Lender to identify such party in accordance with Anti-Terrorism Laws.  No Co-Borrower shall, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor or otherwise).

Maintenance of Accounts

.  (a) Maintain any deposit account or securities account except accounts with respect to which Collateral Agent or any Lender is able to take such actions as Lenders reasonably deem necessary to obtain a perfected security interest in such accounts through one or more Account Control Agreements, provided, however, Co-Borrowers may maintain a deposit account solely for the purpose of payroll purposes (such account, the “Payroll Account”), provided, however, that the amount on deposit in such Payroll Account shall not exceed the amount required to pay all amounts due and owing to such Co-Borrower’s employees in one payroll cycle or (b) grant or allow any other Person (other than Collateral Agent or Lenders) to perfect a security interest in, or enter into any agreements with any Persons (other than Collateral Agent or Lenders or the depositary bank pursuant to its customary terms) accomplishing perfection via control as to, any of its deposit accounts or securities accounts.

Negative Pledge Regarding Intellectual Property

.  Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien of any kind upon any Intellectual Property or Transfer any Intellectual Property, other than Permitted Transfers, or enter into any agreement, document, instrument or other arrangement (except for Permitted Transfers or agreements with or in favor of Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting such Co-Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of such Co-Borrower’s or such Subsidiary’s Intellectual Property, whether now owned or hereafter acquired, other than non-exclusive licenses of Intellectual Property entered into in the ordinary course of business.

8.Events of Default.  Any one or more of the following events shall constitute an “Event of Default” by Co-Borrowers under this Agreement:

8.1Failure to Pay.  If any Co-Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (a) any Scheduled Payment on the relevant Payment Date or on the relevant Maturity Date; or (b) any other portion of the Obligations within five (5) days after receipt of written notice from a Lender that such payment is due.

8.2Certain Covenant Defaults.  If any Co-Borrower fails to perform any obligation arising under Sections 6.3, 6.4, 6.5, 6.6, 6.8, 6.10 or 6.11 or violates any of the covenants contained in Section 7 of this Agreement.

8.3Other Covenant Defaults.  If any Co-Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.15), in any of the other Loan Documents and such Co-Borrower has failed to cure such default within thirty (30) days of the occurrence of such default.  During this thirty (30) day period, the failure to cure the default is not an Event of Default (but no Loan will be made during the cure period).

8.4Material Adverse Change.  If a Material Adverse Effect occurs.

8.5Seizure of Assets, Etc.  (a) If any material portion of any Co-Borrower’s or any Subsidiary’s assets (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (ii) comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, (b) if any Co-Borrower or any Subsidiary is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, (c) if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Co-Borrower’s or any Subsidiary’s assets or (d) if a notice of lien, levy, or assessment is filed of record with respect to any Co-Borrower’s or any Subsidiary’s assets by the United States Government, or any department agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after such Co-Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Co-Borrower.

8.6Service of Process.  (a) The service of process upon Collateral Agent or any Lender seeking to attach by a trustee or other process any funds of any Co-Borrower in excess of One Hundred Thousand Dollars ($100,000) on deposit or otherwise held by Collateral Agent or such Lender, (b) the delivery upon Collateral Agent or any Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds in excess of One Hundred Thousand Dollars ($100,000) of any Co-Borrower on deposit or otherwise held by Collateral Agent or such Lender or (c) the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining any Co-Borrower’s deposit accounts or accounts holding securities by any Person (other than Collateral Agent or a Lender) seeking to foreclose or attach any such accounts or securities.

8.7Default on Indebtedness.  (a) One or more defaults shall exist under any agreement by and between a Co-Borrower or any Subsidiary and any third party which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or (iii) the result of which could have a material adverse effect on a Co-Borrower’s business; or (b) a default shall exist under any financing agreement with a Lender or any Lender’s Affiliates.

8.8Judgments.  If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Co-Borrowers or any Subsidiary and shall remain unsatisfied and unstayed for a period of thirty (30) days or more.

8.9Misrepresentations.  If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, certification, or report made to Collateral Agent or any Lender by any Co-Borrower or any officer, employee, agent, or director of any Co-Borrower when made or deemed made.

8.10Breach of Warrant.  If Borrower Representative shall breach any material term of any Warrant.

8.11Unenforceable Loan Document.  If any Loan Document shall in any material respect cease to be, or any Co-Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of any Co-Borrower enforceable in accordance with its terms.

8.12Involuntary Insolvency Proceeding.   (a) If a proceeding shall have been instituted in a court having jurisdiction in the premises (i) seeking a decree or order for relief in respect of any Co-Borrower or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) for the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee (or similar official) of any Co-Borrower or any Subsidiary or for any substantial part of its Property or (iii) for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or (b) such court shall enter a decree or order granting the relief sought in any such proceeding.

8.13Voluntary Insolvency Proceeding.  If any Co-Borrower or any Subsidiary shall (a) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consent to the entry of an order for relief in an involuntary case under any such law, (c) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of any Co-Borrower or any Subsidiary or for any substantial part of its Property, (d) shall make a general assignment for the benefit of creditors, (e) shall fail generally to pay its debts as they become due or (f) take any corporate action in furtherance of any of the foregoing.

9.Lenders’ Rights and Remedies.

Rights and Remedies

.  Upon the occurrence and continuance of any Default or Event of Default, no Lender shall have any further obligation to advance money or extend credit to or for the benefit of any Co-Borrower. In addition, upon the occurrence and continuation of an Event of Default, Collateral Agent and each Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Collateral Agent, on behalf of Lenders, or any Lender (acting alone) may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by each Co-Borrower:

(a)Acceleration of Obligations.  Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including (i) any accrued and unpaid interest, (ii) the amounts which would have otherwise come due under Section 2.3(b)(ii) if the Loans had been voluntarily prepaid, (iii) the unpaid principal balance of the Loans and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence and continuation of an Event of Default described in Section 8.13 or 8.14 all Obligations shall become immediately due and payable without any action by Collateral Agent or any Lender);

(b)Protection of Collateral.  Make such payments and do such acts as Collateral Agent or such Lender considers necessary or reasonable to protect Collateral Agent’s and Lenders’ security interest in the Collateral.  Each Co-Borrower agrees to assemble the Collateral if Collateral Agent or any Lender so requires and to make the Collateral available to Collateral Agent or any Lender as Collateral Agent may designate.  Each Co-Borrower authorizes Collateral Agent, each Lender and their designees and agents to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Collateral Agent’s or such Lender’s determination appears or is claimed to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.  With respect to any Co-Borrower’s owned premises, such Co-Borrower hereby grants Collateral Agent and each Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent’s and each Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(c)Preparation of Collateral for Sale.  Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Collateral Agent, each Lender and their agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, any Co-Borrower’s owned Intellectual Property, including labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by any Co-Borrower or in which any Co-Borrower now or at any time hereafter has any rights; provided that such license shall only be exercisable in connection with the disposition of Collateral upon Collateral Agent’s or a Lender’s exercise of its remedies hereunder;

(d)Sale of Collateral.  Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Co-Borrower’s premises) as Collateral Agent or any Lender determines are commercially reasonable; and

(e)Purchase of Collateral.  Credit bid and purchase all or any portion of the Collateral at any public sale.

(f)Cash Collateralization of Letters of Credit.  With respect to any Letters of Credit, demand that any Co-Borrower (i) deposit cash with SVB in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then one hundred five percent (105%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then one hundred ten percent (110%), of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by SVB in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and such Co-Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; and

(g)Termination of FX Contracts.  Terminate any FX Contracts.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Co-Borrowers.

Set Off Right

.  Collateral Agent and each Lender may set off and apply to the Obligations any and all Indebtedness at any time owing to or for the credit or the account of any Co-Borrower or any other assets of any Co-Borrower in Collateral Agent’s or such Lender’s possession or control.

Effect of Sale

. Upon the occurrence and continuation of an Event of Default, to the extent permitted by law, each Co-Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of any Co-Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Collateral Agent or a Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.  Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of each Co-Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against each Co-Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through any Co-Borrower, its successors or assigns.

Power of Attorney in Respect of the Collateral

.  Each Co-Borrower does hereby irrevocably appoint Collateral Agent, on behalf of Lenders (which appointment is coupled with an interest) the true and lawful attorney in fact of such Co-Borrower, with full power of substitution and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect or to continue the perfection of Collateral Agent’s and Lenders’ security interests in the Collateral. Each Co-Borrower does hereby irrevocably appoint Collateral Agent, on behalf of Lenders (which appointment is coupled with an interest) on the occurrence and continuation of an Event of Default, the true and lawful attorney in fact of such Co-Borrower, with full power of substitution and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Collateral Agent were such Co-Borrower itself; (b) to receive payment of and to endorse the name of such Co-Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Collateral Agent’s or a Lender’s possession or under Collateral Agent’s or a Lender’s control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral; (d) in Collateral Agent’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of such Co-Borrower or otherwise, which Collateral Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Collateral Agent and Lenders in and to the Collateral; (e) endorse such Co-Borrower’s name on any checks or other forms of payment or security; (f) sign such Co-Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (g) make, settle, and adjust all claims under such Co-Borrower’s insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Collateral Agent or any Lender determines reasonable; (i) transfer the Collateral into the name of Collateral Agent, a Lender or a third party as the Code permits; and (j) to otherwise act with respect thereto as though Collateral Agent were the outright owner of the Collateral.

Lenders’ Expenses

.  If any Co-Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Collateral Agent or any Lender may do any or all of the following:  (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.8 of this Agreement, and take any action with respect to such policies as Collateral Agent or any Lender deems prudent.  Any amounts paid or deposited by Collateral Agent or a Lender shall constitute Lenders’ Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral.  Any payments made by Collateral Agent or any Lender shall not constitute an agreement by Collateral Agent or any Lender to make similar payments in the future or a waiver by Collateral Agent or any Lender of any Event of Default under this Agreement. Co-Borrowers shall pay all reasonable fees and expenses, including Lenders’ Expenses, incurred by Collateral Agent or any Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

Remedies Cumulative; Independent Nature of Lenders’ Rights

. Collateral Agent’s and each Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Collateral Agent and each Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by applicable law, or in equity.  No failure on the part of Collateral Agent or any Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right.  The Obligations of each Co-Borrower to any Lender may be enforced by such Lender against such Co-Borrower in accordance with the terms of this Agreement and the other Loan Documents and, to the fullest extent permitted by applicable law, it shall not be necessary for Collateral Agent, any other Lender or any other Co-Borrower to be joined as an additional party in any proceeding to enforce such Obligations.

Application of Collateral Proceeds

.  The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent or any Lender, at the time of or received by Collateral Agent or any Lender after the occurrence and continuation of an Event of Default hereunder) shall be paid to and applied as follows:

(a)First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent or any Lender, including Lenders’ Expenses;

(b)Second, to the payment to Lenders of the amount then owing or unpaid on the Loans for any accrued and unpaid interest, the amounts which would have otherwise come due under Section 2.3(b)(ii), if the Loans had been voluntarily prepaid, the principal balance of the Loans, and all other Obligations with respect to the Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then first, to the unpaid interest thereon ratably, second, to the amounts which would have otherwise come due under Section 2.3(b)(ii) ratably, if the Loans had been voluntarily prepaid, third, to the principal balance of the Loans ratably, and fourth, to the ratable payment of other amounts then payable to Lenders under any of the Loan Documents); and

(c)Third, to the payment of the surplus, if any, to Co-Borrowers, their successors and assigns or to the Person lawfully entitled to receive the same.

Reinstatement of Rights

.  If Collateral Agent or any Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Collateral Agent and Lenders shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

10.Waivers; Indemnification.

Demand; Protest

.  Each Co-Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent or any Lender on which such Co-Borrower may in any way be liable.

Lender’s Liability for Collateral

.  So long as Collateral Agent and each Lender complies with its obligations, if any, under the Code, neither Collateral Agent nor any Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Collateral Agent’s or any Lender’s gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever.  All risk of loss, damage or destruction of the Collateral shall be borne by Co-Borrowers.

Indemnification and Waiver

.  Whether or not the transactions contemplated hereby shall be consummated:

(a)General Indemnity. Each Co-Borrower agrees upon demand to pay or reimburse Collateral Agent and each Lender for all liabilities, obligations and out-of-pocket expenses, including Lenders’ Expenses and reasonable fees and expenses of counsel for Collateral Agent and each Lender from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any “work-out” in connection with the Loan Documents.  Each Co-Borrower shall indemnify, reimburse and hold Collateral Agent, each Lender, and each of their respective successors, assigns, agents, attorneys, officers, directors, equity holders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of any applicable Governmental Authority), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to any Co-Borrower’s property), or bodily injury to or death of any person (including any agent or employee of any Co-Borrower) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise, the falsity of any representation or warranty of any Co-Borrower or any Co-Borrower’s failure to comply with the terms of this Agreement or any other Loan Document.  The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment or product included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by any Co-Borrower, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort or (v) any Claim asserted as to or arising under any Account Control Agreement or any Landlord Agreement; provided, however, no Co-Borrower shall be required to indemnify any Indemnified Person for any liability incurred by such Indemnified Person as a result of such Indemnified Person’s gross negligence or willful misconduct.  Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement.  Upon Collateral Agent’s or a Lender’s written demand, each Co-Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Collateral Agent and Lenders, each of their members, partners, and each of their respective, agents, employees, directors, officers, equity holders, successors and assigns against any indemnified Claim described in this Section 10.3(a).  No Co-Borrower shall settle or compromise any Claim against or involving Collateral Agent or any Lender without first obtaining Collateral Agent’s or such Lender’s written consent thereto, which consent shall not be unreasonably withheld.

(b)Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH CO-BORROWER AGREES THAT IT SHALL NOT SEEK FROM COLLATERAL AGENT OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(c)Survival; Defense.  The obligations in this Section 10.3 shall survive payment of all other Obligations pursuant to Section 12.8.  At the election of any Indemnified Person, Co-Borrowers shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s reasonable discretion, at the sole cost and expense of Co-Borrowers.  All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

11.Notices.  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile or other electronic means to Borrower Representative, Collateral Agent or to Lenders, as the case may be, at their respective addresses set forth below:

If to Borrower Representative:	vTv Therapeutics Inc. 4170 Mendenhall Oaks Pkwy. High Point, NC 27265 Attention: Legal Department Fax: 336-841-0310 Ph: 336-841-0300 ext. 100 Email:
If to Horizon:	Horizon Technology Finance Corporation 312 Farmington Avenue Farmington, CT 06032 Attention: Legal Department Fax: (860) 676-8655 Ph: (860) 676-8654 Email: jay@horizontechfinance.com
If to SVB:	Silicon Valley Bank 3475 Piedmont Road, NE, Suite 560 Atlanta, GA 30305 Attention: Scott McCarty Fax: (404) 783-5822 Email:

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12.General Provisions.

Successors and Assigns

.  This Agreement and the Loan Documents shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, neither this Agreement nor any rights hereunder may be assigned by any Co-Borrower without each Lender’s prior written consent, which consent may be granted or withheld in each Lender’s sole discretion. Unless an Event of Default has occurred and is continuing, each Lender shall only assign its interest in the Loan Documents to an Eligible Assignee.  For purposes hereof, an “Eligible Assignee” is (a) any bank organized under the Federal Reserve System, (b) an Affiliate of an Existing Lender, or (c) any commercial bank, insurance company, investment or mutual fund or other entity that is an accredited investor (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses and (i) is not a vulture fund or distressed debt fund as reasonably determined by such Lender, and (ii) is not a competitor of the Co-Borrowers as reasonably determined by the Co-Borrowers.  The Collateral Agent and each Lender may disclose the Loan Documents and any other financial or other information relating to any Co-Borrower to any potential assignee of any of the Loans; provided that such assignee agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

Time of Essence

.  Time is of the essence for the performance of all obligations set forth in this Agreement.

Severability of Provisions

.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Entire Agreement; Construction; Amendments and Waivers

.

(a)Entire Agreement.  This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement among Co-Borrowers, Collateral Agent and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.  Each Co-Borrower acknowledges that it is not relying on any representation or agreement made by Collateral Agent, any Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

(b)Construction.  This Agreement is the result of negotiations between and has been reviewed by each Co-Borrower, Collateral Agent and each Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against any Co-Borrower, Collateral Agent or any Lender.  Co-Borrowers, Collateral Agent and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish any Co-Borrower’s, Collateral Agent’s or any Lender’s actual intentions.

(c)Amendments and Waivers.  Any and all discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Lender; provided that no such discharge, waiver or consent affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any and all amendments and modifications of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Lender and each Co-Borrower; provided that no such amendment or modification affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Co-Borrower in any case shall entitle any Co-Borrower to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, waiver or consent affected in accordance with this Section 12.4 shall be binding upon Collateral Agent, Lenders and on Co-Borrowers.

Reliance by Lender

.  All covenants, agreements, representations and warranties made herein by any Co-Borrower shall be deemed to be material to and to have been relied upon by Collateral Agent and Lenders, notwithstanding any investigation by Collateral Agent or any Lender.

No Set-Offs by any Co-Borrower

.  All sums payable by any Co-Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

Counterparts

.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (including signatures delivered by facsimile or other electronic means), each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

Survival

.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations or commitment to fund remain outstanding.  The obligations of Co-Borrowers to indemnify Collateral Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Collateral Agent or any Lender have run.

13.Relationship of Parties.  Co-Borrowers and Lenders acknowledge, understand and agree that the relationship between each Co-Borrower, on the one hand, and Lenders, on the other, is, and at all times shall remain solely that of a borrower and lender.  No Lender shall, under any circumstances, be construed to be a partner or a joint venturer of any Co-Borrower or any of its Affiliates; nor shall any Lender, under any circumstances, be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Co-Borrower or any of its Affiliates, or to owe any fiduciary duty or any other duty to any Co-Borrower or any of its Affiliates.  Neither Collateral Agent nor any Lender undertakes or assumes any responsibility or duty to any Co-Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any Co-Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Collateral Agent or any Lender or the operations of any Co-Borrower or any of its Affiliates.  Each Co-Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Collateral Agent or any Lender in connection with such matters is solely for the protection of Collateral Agent and Lenders and no Co-Borrower nor any Affiliate is entitled to rely thereon.

14.Confidentiality.  All information (other than periodic reports filed by any Co-Borrower with the Securities and Exchange Commission) disclosed by any Co-Borrower to Collateral Agent or any Lender in writing or through inspection pursuant to this Agreement that is marked confidential (or, if not marked, if the Collateral Agent or such Lender knows that such information is material non-public information) shall be considered confidential.  Collateral Agent and each Lender agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as Collateral Agent and such Lender uses with its own confidential information, but in any event no less than a reasonable degree of care.  Neither Collateral Agent nor any Lender shall disclose such information to any third party (other than (a) to another party hereto, (b) to Collateral Agent’s or any Lender’s members, partners, attorneys, governmental regulators (including any self-regulatory authority) or auditors, (c) to Collateral Agent’s or a Lender’s subsidiaries and affiliates, (d) on a confidential basis, to any rating agency, (e) to prospective transferees and purchasers of the Loans or any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Obligations, any Co-Borrower, any Loan Document or any payment thereunder, all subject to the same confidentiality obligation set forth herein or (f) as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in any Co-Borrower and the exercise of Collateral Agent’s or any Lender’s rights and the enforcement of its remedies under this Agreement and the other Loan Documents.  The obligations of confidentiality shall not apply to any information that (i) was known to the public prior to disclosure by any Co-Borrower under this Agreement, (ii) becomes known to the public through no fault of Collateral Agent or any Lender, (iii) is disclosed to Collateral Agent or any Lender on a non-confidential basis by a third party or (iv) is independently developed by Collateral Agent or any Lender.  Notwithstanding the foregoing, Collateral Agent’s and Lenders’ agreement of confidentiality shall not apply if Collateral Agent or any Lender has acquired indefeasible title to any Collateral or in connection with any enforcement or exercise of Collateral Agent’s or a Lender’s rights and remedies under this Agreement following an Event of Default, including the enforcement of Collateral Agent’s and Lenders’ security interest in the Collateral.

15.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; CONSENT TO SERVICE OF PROCESS.

(a)  THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, AND ANY DISPUTE, CONTROVERSY OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS OR THE SUBJECT MATTER HEREOF OR THEREOF OR THE RELATIONSHIP AMONG THE PARTIES HERETO OR THERETO IN CONNECTION HEREWITH OR THEREWITH (IN EACH CASE WHETHER IN CONTRACT, TORT, COMMON OR STATUTORY LAW, EQUITY OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF OR OF ANY OTHER JURISDICTION THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF NEW YORK.

(b)  EACH CO-BORROWER, COLLATERAL AGENT AND LENDERS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK.

(c)  EACH CO-BORROWER, COLLATERAL AGENT AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

(d)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11 AND AGREES THAT NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

16.Cross-Guaranty of Co-Borrowers.

16.1Cross-Guaranty.  Each Co-Borrower hereby agrees that such Co-Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by each other Co-Borrower.  Each Co-Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 16 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 16 shall be absolute and unconditional, irrespective of, and unaffected by:

(a)the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Co-Borrower is or may become a party;

(b)the absence of any action to enforce this Agreement (including this Section 16) or any other Loan Document, or the waiver or consent by Lender with respect to any of the provisions hereof or thereof;

(c)the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

(d)the insolvency of any Co-Borrower or any other Person; or

(e)any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Co-Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

16.2Waivers by Co-Borrowers.  Each Co-Borrower expressly waives all rights it may have now or in the future under any statute, at common law, at law, in equity or otherwise,

to compel Lender to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Co-Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Co-Borrower.  Each Co-Borrower and the Lender agrees that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 16 and such waivers, Lender would decline to enter into this Agreement.

16.3Benefit of Guaranty.  Each Co-Borrower agrees that the provisions of this Section 16 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Co-Borrower and the Lender, the obligations of such other Co-Borrower under the Loan Documents.

16.4Waiver of Subrogation, Etc.  Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 16.7, each Co-Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash.  Each Co-Borrower acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Co-Borrower’s liability hereunder or the enforceability of this Section 16, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 16.

16.5Election of Remedies.  If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Co-Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 16.  If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies (including, without limitation, its right to enter a deficiency judgment against any Co-Borrower or any other Person), whether because of any applicable laws pertaining to “election of remedies” or the like, each Co-Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Co-Borrower might otherwise have had but for such action by Lender.  Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Co-Borrower shall not impair any other Co-Borrower’s obligation to pay the full amount of the Obligations.  In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether a Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 16, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

16.6Limitation. Notwithstanding any provision herein contained to the contrary, each Co-Borrower’s liability under this Section 16 (which liability is in any event in addition to amounts for which such Co-Borrower is primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the lesser of:

(a)the net amount of all Loans advanced to any other Co-Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Co-Borrower; and

(b)the amount that could be claimed by Lender from such Co-Borrower under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Co-Borrower’s right of contribution and indemnification from each other Co-Borrower under Section 16.7.

16.7Contribution with Respect to Guaranty Obligations.

(a)To the extent that any Co-Borrower shall make a payment under this Section 16 of all or any of the Obligations (other than Loans made to such Co-Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Co-Borrower, exceeds the amount that such Co-Borrower would otherwise have paid if each Co-Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Co-Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Co-Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the commitments to lend hereunder, such Co-Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Co-Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)As of any date of determination, the “Allocable Amount” of any Co-Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Co-Borrower under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)This Section 16.7 is intended only to define the relative rights of Co-Borrowers and nothing set forth in this Section 16.7 is intended to or shall impair the obligations of Co-Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.  Nothing contained in this Section 16.7 shall limit the liability of any Co-Borrower to pay the Loans made directly or indirectly to such Co-Borrower and accrued interest, fees and expenses with respect thereto for which such Co-Borrower shall be primarily liable.

(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Co-Borrowers to which such contribution and indemnification is owing.

(e)The rights of the indemnifying Co-Borrowers against other Co-Borrowers under this Section 16 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the commitments to lend hereunder.

16.8Liability Cumulative.  The liability of Co-Borrowers under this Section 16 is in addition to and shall be cumulative with all liabilities of each Co-Borrower to the Lender under this Agreement and the other Loan Documents to which such Co-Borrower is a party or in respect of any Obligations or obligation of the other Co-Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER REPRESENTATIVE and CO-BORROWER:

vTv THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
Name: Rudy C. Howard
Title: Executive Vice President and Secretary

CO-BORROWER:

vTv THERAPEUTICS LLC

By:	/s/ Rudy C. Howard
Name: Rudy C. Howard
Title: Executive Vice President and Secretary

LENDER and COLLATERAL AGENT:

HORIZON TECHNOLOGY FINANCE CORPORATION

By: /s/ Robert D. Pomeroy, Jr.

Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

[SIGNATURE PAGE TO VENTURE LOAN AND SECURITY AGREEMENT]

LENDER:

SILICON VALLEY BANK

By: /s/ James Caccavaro

Name:	James Caccavaro

Title:  Vice President

2

LIST OF EXHIBITS AND SCHEDULES

Exhibit ADisclosure Schedule

Exhibit B-1Funding Certificate

Exhibit B-2     Loan Payment/Advance Request Form

Exhibit CForm of Note

Exhibit DForm of Legal Opinion

Exhibit EForm of Officer’s Certificate

Exhibit FClinical end points for Phase III clinical trial of TTP488

Exhibit GQualifying Term Sheet

EXHIBIT A

DISCLOSURE SCHEDULE

Each Co-Borrower hereby certifies the following information to Lenders:

Section 1.  Information For UCC Financing Statements and Searches and Deposit Accounts and Accounts Holding Securities.

(a)The exact corporate name of each Co-Borrower as it appears in its Articles of Incorporation or Certificate of Formation, as amended to date is:

See Schedule A below.

(b)Each Co-Borrower’s state of incorporation is:

See Schedule A below.

(c)The organizational ID number of each Co-Borrower from its jurisdiction of incorporation is:

See Schedule A below.

(d)Each Co-Borrower’s taxpayer identification number is:

See Schedule A below.

SCHEDULE A

(a)Name	(b)State of Incorporation / Formation	(c)Org. ID	(d)FEIN
vTv Therapeutics Inc.	Delaware	5718082	47-3916571
vTv Therapeutics LLC	Delaware	5729446	35-2536301

(e)All corporate names, dba or trade names used in the past five years:

Current Name	Previous Names	Type
vTv Therapeutics Inc.	N/A	N/A
vTv Therapeutics LLC	vTv Therapeutics Operating LLC	Prior corporate name

Current Name	Previous Names	Type
	vTv Therapeutics OpCo NC LLC	North Carolina DBA

(f)Address of the headquarters and chief executive office is:

Current Name	Previous Names
vTv Therapeutics Inc.	4170 Mendenhall Oaks Pkwy High Point, NC 27265
vTv Therapeutics LLC	4170 Mendenhall Oaks Pkwy High Point, NC 27265

(g)All States where the headquarters and chief executive office has been located in the past five years:

North Carolina

(h)All States where the property and assets have been located in the past five years (other than (i) clinical trial materials, patient materials and generic kits, (ii) laptops and similar equipment maintained by Borrower’s employees, and (iii) other Collateral with an aggregate value not to exceed $100,000):

North Carolina

(i)All accounts (bank name, address and account names and numbers):

Co-Borrower Name	Depository Bank	Bank Address	Type of Account	Acct. No. (Last 4 Digits)
vTv Therapeutics LLC	Wells Fargo Bank	301 South Tryon Street Charlotte, NC 28282	Operating	3079
vTv Therapeutics Inc.	Wells Fargo Bank	301 South Tryon Street Charlotte, NC 28282	Operating	7793
vTv Therapeutics LLC	Deutsche Bank	345 Park Avenue New York City, NY 10154	Operating	2312
vTv Therapeutics LLC	Deutsche Bank	345 Park Avenue New York City, NY 10154	Deposit	4983

vTv Therapeutics LLC	Citibank	153 East 53rd Street, 24th Floor New York, NY 10022	Checking	4786

(j)All accounts holding securities (broker/bank name, address and account names and numbers):

Permitted Indebtedness

SHI Capital Lease IBM Storage System, dated as of February 1, 2014, with an initial balance of $16,528.70.

Permitted Liens

None.

Collateral Locations (other than principal place of business) (Section 4.4)

None.

Material Intellectual Property Licensed to Co-Borrower (Section 5.5)

•

That Intellectual Property licensed pursuant to the New Exclusive License Agreement, dated May 14, 2015, between the Trustees of Columbia University in the City of New York and vTv Therapeutics LLC (as successor-in-interest to TransTech Pharma, LLC) (the “Columbia License”).

•

That Intellectual Property licensed pursuant to the Agreement Concerning Glucokinase Activator Project, dated as of February 20, 2007, by and between Novo Nordisk A/S and vTv Therapeutics LLC (as successor-in-interest to TransTech Pharma, Inc.) (the “Novo License”).

Restricted Licenses (Section 5.5)

•

That Intellectual Property licensed pursuant to the License and Research Agreement, dated as of March 5, 2015, by and between Calithera Biosciences Inc. and vTv Therapeutics LLC (as successor-in-interest to High Point Pharmaceuticals, LLC and TransTech Pharma LLC) (the “Calithera License”).

•

That Intellectual Property option granted pursuant to the Letter Agreement, dated October 1, 2015, by and between Sparrow Pharmaceuticals Inc. and vTv Therapeutics LLC (the “Sparrow Option Agreement”).

Jointly Owned Intellectual Property

•

That Intellectual Property jointly owned by vTv Therapeutics LLC and the Trustees of Columbia University in the City of New York, filed August 3, 2005 with Application Number 11/197,644, entitled RAGE fusion proteins and methods of use (the “Columbia IP”).

Names; Location of Chief Executive Office; Etc. (Section 5.7)

Co-Borrower Name	Legal Name	Date of Change	Reason for Change
vTv Therapeutics LLC	vTvx Holdings I LLC (previously vTv Therapeutics LLC, previously TransTech Pharma, LLC)	7/29/2015	Contribution of substantially all assets
	vTvx Holdings II LLC (previously High Point Pharmacueticals, LLC)	7/29/2015	Contribution of substantially all assets
	vTv Therapeutics Holdings LLC	7/29/2015	Contribution of all assets
	TransTech Pharma, Inc.	11/14/2013	Contribution of all assets to TransTech Pharma, LLC

Litigation (Section 5.8)

vTv Therapeutics Inc. is named as a nominal defendant in a Section 16 short-swing trading suit brought against Ronald O. Perelman by Aaron Rubenstein.

EXHIBIT B-1

FUNDING CERTIFICATE

The undersigned, being the duly elected and acting                                            of vTv THERAPEUTICS, INC. a Delaware corporation (“Borrower Representative”), does hereby certify to HORIZON TECHNOLOGY FINANCE CORPORATION (“Horizon”) and SILICON VALLEY BANKS(“SVB”, and collectively with Horizon, the “Lenders”) in connection with that certain Venture Loan and Security Agreement dated as of August __, 2016 by and among Borrower Representative, vTv Therapeutics LLC, Lenders and Horizon as Collateral Agent (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.The representations and warranties made by each Co-Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct as of the date hereof.

2.No event or condition has occurred that would constitute a Default or an Event of Default under the Loan Agreement or any other Loan Document.

3.Each Co-Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied.

5.No material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of any Co-Borrower, whether or not arising from transactions in the ordinary course of business, has occurred.

6.The proceeds for Loan [  ] shall be disbursed as follows:

Disbursement from Horizon:

Loan Amount	$

Less:

Legal Fees$

Balance of Commitment Fee$

Net Proceeds due from Horizon:$

7.The proceeds for Loan [  ] shall be disbursed as follows:

Disbursement from SVB:

Loan Amount	$

Less:

Legal Fees$

Balance of Commitment Fee$

Net Proceeds due from SVB:$

8.The aggregate net proceeds of Loan [  ] in the amount of $_________________ shall be transferred by Horizon to Borrower Representative’s account as follows:

Account Name:
Bank Name:
Bank Address:

Attention:

Telephone:

Account Number:

ABA Number:

9.The aggregate net proceeds of Loan [  ] in the amount of $_________________ shall be transferred by SVB to Borrower Representative’s account as follows:

Account Name:
Bank Name:
Bank Address:

Attention:

Telephone:

Account Number:

ABA Number:

Dated: __, 201[  ]

BORROWER REPRESENTATIVE:

vTv THERAPEUTICS INC.

By: __________________________

Name: ________________________

Title: _________________________

[Signature page to Funding Certificate]

EXHIBIT B‑2

Loan Payment/Advance Request Form

Deadline for same day processing is Noon Pacific Time*

Fax To:  Date: _____________________

Loan Payment:

vTv Therapeutics Inc., on behalf of Co-Borrowers.

From Account #________________________________To Account #__________________________________________________

(Deposit Account #)(Loan Account #)

Principal $____________________________________and/or Interest $________________________________________________

Authorized Signature:Phone Number:

Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________To Account #__________________________________________________

(Loan Account #)(Deposit Account #)

Amount of Advance $___________________________

All Borrower’s representations and warranties in the Venture Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:Phone Number:

Print Name/Title:

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name: ____________________________Amount of Wire: $

Beneficiary Bank: _____________________________Account Number:

City and State:

Beneficiary Bank Transit (ABA) #: Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank: Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________2nd Signature (if required): _____________________________

Print Name/Title: ______________________________Print Name/Title: ____________________________________

Telephone #: Telephone #:

EXHIBIT C

SECURED PROMISSORY NOTE

(Loan [   ])

$____________________Dated:  August __, 2016

FOR VALUE RECEIVED, the undersigned, vTv THERAPEUTICS INC., a Delaware corporation (“Borrower Representative”) and vTv THERAPEUTICS LLC, a Delaware limited liability company (“vTv LLC” and collectively with Borrower Representative, “Co-Borrowers”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to [HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation[/[SILICON VALLEY BANK, a California corporation] (“Lender”) the principal amount of ____________ Dollars ($__________) or such lesser amount as shall equal the outstanding principal balance of Loan [   ] (the “Loan”) made to Co-Borrowers by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below).  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.  If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first calendar day of the next calendar month.  Commencing [_], 201[_], through and including [_], 201[_], on the first day of each month (each an “Interest Payment Date”) Co-Borrowers shall make payments of accrued interest only on the outstanding principal amount of the Loan.  Commencing on [_], 201[_], and continuing on the first day of each month thereafter (each a “Principal and Interest Payment Date” and, collectively with each Interest Payment Date, each a “Payment Date”), Co-Borrowers shall make to Lender twenty-four (24) equal payments of principal in the amount of  [______________] plus accrued interest on the then outstanding principal amount due hereunder. On the earliest to occur of (i) [_], 201[_], (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Co-Borrowers shall make a payment of [_] and 00/100 Dollars ($[_]) to Lender (the “Final Payment”). If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on [_], 201[_].

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement.  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement dated as of August __, 2016 (the “Loan Agreement”), among Co-Borrowers, Lender and [Horizon Technology Finance Corporation][Silicon Valley Bank].  The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Co-Borrowers, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid, except as set forth in Section 2.3 of the Loan Agreement.

This Note and the obligation of Co-Borrowers to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Co-Borrowers shall pay all fees and expenses, including reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any Co-Borrower’s obligations hereunder not performed when due.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note.  Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

This Note shall be governed by and construed under the laws of the State of New York.  Each Co-Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United Stated for the Southern District of New York.

IN WITNESS WHEREOF, each Co-Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER REPRESENTATIVE AND CO-BORROWER:

vTv THERAPEUTICS INC.

By: ____________________________

Name: __________________________

Title: ___________________________

CO-BORROWER:

vTv THERAPEUTICS LLC

By: ____________________________

Name: __________________________

Title: ___________________________

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE (LOAN A/B)]

EXHIBIT D

ITEMS TO BE COVERED BY OPINIONS OF CO-BORROWERS’ COUNSEL(S)

1.Co-Borrower is a [corporation/limited liability company], duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and authorized to do business in the State of North Carolina.

2.Co-Borrower has the full corporate power, authority and legal right, and has obtained all necessary approvals, consents and given all notices to execute and deliver the Loan Documents and perform the terms thereof.

3.The Loan Documents have been duly authorized, executed and delivered by Co-Borrower and constitute valid, legal and binding agreements, and are enforceable in accordance with their terms.

4.To our knowledge, there is no action, suit, audit, investigation, proceeding or patent claim pending or threatened against Co-Borrower in any court or before any governmental commission, agency, board or authority which might have a Material Adverse Effect.

5.The Shares (as defined in the Warrant) issuable pursuant to exercise or conversion of the Warrant have been duly authorized and reserved for issuance by Borrower Representative and, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

6.The execution and delivery of the Loan Documents are not, and the issuance of the Shares upon exercise of the Warrant in accordance with the terms thereof will not be, inconsistent with Co-Borrower’s [Articles/Certificate] of Incorporation, as amended, or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to Co-Borrower, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument of which Co-Borrower is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

TO:  HORIZON TECHNOLOGY FINANCE CORPORATION

SILICON VALLEY BANK

Reference is made to the Venture Loan and Security Agreement dated as of August __, 2016 (as it may be amended from time to time, the “Loan Agreement”) by and among vTv THERAPEUTICS INC. (“Borrower Representative”), vTv THERAPEUTICS LLC (“vTv LLC” and collectively with Borrower Representative, “Co-Borrowers”), HORIZON TECHNOLOGY FINANCE CORPORATION, as a Lender and Collateral Agent (“Horizon”) and SILICON VALLEY BANK, as a Lender (“SVB” and collectively with Horizon, “Lenders”).  Unless otherwise defined herein, capitalized terms have the meanings given such terms in the Loan Agreement.  The undersigned Responsible Officer of Borrower Representative hereby certifies to Lenders that:

1.

No Event of Default or Default has occurred under the Loan Agreement, including, without limitation, any Event of Default or Default caused by a cross-default under any agreement evidencing Permitted Indebtedness of any Co-Borrower to lenders other than Lenders. (If a Default or Event of Default has occurred, specify the nature and extent thereof and the action each Co-Borrower proposes to take with respect thereto.)

2.	The information provided in the Disclosure Schedules is currently true and accurate, except as noted below.

3.	Each Co-Borrower is in compliance with the provisions of Section 4, 6 and 7 of the Loan Agreement, except as noted below.

4.	Attached herewith are the monthly reports of cash balances pursuant to Section 6.3(a) of the Loan Agreement.

NOTES TO ABOVE CERTIFICATIONS:

BORROWER REPRESENTATIVE:

vTv THERAPEUTICS INC.

By: ___________________________

Name: _________________________

Title: __________________________

Date: __________________________

EXHIBIT F

CLINICAL END POINTS FOR PHASE III CLINICAL TRIAL OF TTP488

The STEADFAST Study is a multi-center, randomized, double-blind, placebo-controlled, parallel-group study evaluating the efficacy and safety of 18 months of treatment with azeliragon relative to placebo conducted in approximately 800 mild AD patients (Parts A and B) who are on background standard of care.

Primary Endpoints:

Co-primary Endpoints:

•	Change from Baseline in the ADAS-cog at Month 18.
•	Change from Baseline in the CDR-sb at Month 18.

EXHIBIT G

QUALIFYING TERM SHEET

“Qualifying Term Sheet” means a fully-executed term sheet for the licensing sale, co-development, co-commercialization, or other transfer of a drug compound or program, which term sheet:

(a)for the glukokinase activator program, including the TTP399 drug compound, or the GLP1-R program, including the TTP273 drug compound, requires either (i) a cash payment to Co-Borrowers upon the closing of such transaction of not less than [***], or (ii) both (x) a cash payment to Co-Borrowers upon the closing of such transaction of not less than [***] and (y) clinical milestone payments to Co-Borrowers of not less than [***];

(b)for the receptor for advanced glycation endproducts program, including the TTP488 drug compound, requires either (i) a cash payment to Co-Borrowers upon the closing of such transaction of not less than [***], or (ii) requires both (x) a cash payment to Co-Borrowers upon the closing of such transaction of not less than [***] and (y) clinical milestone payments to Co-Borrowers of not less than [***]; or

(c)is otherwise acceptable to Lenders in their sole discretion.